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                                                 Final: November 23, 1998 6:00pm




                           LOAN AND SECURITY AGREEMENT

                                  by and among

                             CERTAIN SUBSIDIARIES OF
                             ANKER COAL GROUP, INC.

                                  as Borrowers


                                       and


                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders,

                                       and

                          FOOTHILL CAPITAL CORPORATION

                                    as Agent


                          Dated as of November 21, 1998



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                                TABLE OF CONTENTS

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                                                                                                            Page(s)
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1.       DEFINITIONS AND CONSTRUCTION...........................................................................  1
         1.1      Definitions...................................................................................  1
         1.2      Accounting Terms.............................................................................. 29
         1.3      Code.......................................................................................... 29
         1.4      Construction.................................................................................. 29
         1.5      Schedules and Exhibits........................................................................ 30

2.       LOAN AND TERMS OF PAYMENT.............................................................................. 30
         2.1      Revolving Advances............................................................................ 30
         2.2      Letter of Credit Subfacility.................................................................. 37
         2.3      Term Loan Facility............................................................................ 41
         2.4      Payments...................................................................................... 44
         2.5      Overadvances.................................................................................. 46
         2.6      Interest and Letter of Credit Fees:  Rates, Payments, and Calculations........................ 46
         2.7      Collection of Accounts........................................................................ 50
         2.8      Crediting Payments; Application of Collections................................................ 51
         2.9      Designated Account............................................................................ 51
         2.10     Maintenance of Loan Account; Statements of Obligations........................................ 52
         2.11     Fees.......................................................................................... 52

3.       CONDITIONS; TERM OF AGREEMENT.......................................................................... 53
         3.1      Conditions Precedent to the Initial Advance, Term Loan, and Letter of
                  Credit........................................................................................ 53
         3.2      Conditions Precedent to all Advances and all Letters of Credit................................ 56
         3.3      Condition Subsequent.......................................................................... 57
         3.4      Term.......................................................................................... 57
         3.5      Effect of Termination......................................................................... 57
         3.6      Early Termination by Borrowers................................................................ 58
         3.7      Termination Upon Event of Default............................................................. 58

4.       CREATION OF SECURITY INTEREST.......................................................................... 58
         4.1      Grant of Security Interest.................................................................... 58
         4.2      Negotiable Collateral......................................................................... 59
         4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral........................ 59
         4.4      Delivery of Additional Documentation Required................................................. 59
         4.5      Power of Attorney............................................................................. 60
         4.6      Right to Inspect.............................................................................. 60
         4.7      Control Agreements............................................................................ 60

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
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5.       REPRESENTATIONS AND WARRANTIES......................................................................... 61
         5.1      No Encumbrances............................................................................... 61
         5.2      Eligible Accounts............................................................................. 61
         5.3      Eligible Inventory............................................................................ 61
         5.4      Equipment..................................................................................... 61
         5.5      Location of Inventory and Equipment........................................................... 61
         5.6      Inventory Records............................................................................. 62
         5.7      Location of Chief Executive Office; FEIN...................................................... 62
         5.8      Due Organization and Qualification; Subsidiaries.............................................. 62
         5.9      Due Authorization; No Conflict................................................................ 63
         5.10     Litigation.................................................................................... 64
         5.11     No Material Adverse Change. .................................................................. 64
         5.12     No Fraudulent Transfer. ...................................................................... 64
         5.13     Employee Benefits............................................................................. 64
         5.14     Environmental Condition....................................................................... 65
         5.15     Brokerage Fees................................................................................ 66
         5.16     Permits and other Intellectual Property....................................................... 66
         5.17     Real Property................................................................................. 67

6.       AFFIRMATIVE COVENANTS.................................................................................. 67
         6.1      Accounting System............................................................................. 67
         6.2      Collateral Reporting.......................................................................... 67
         6.3      Financial Statements, Reports, Certificates................................................... 68
         6.4      Tax Returns................................................................................... 69
         6.5      Guarantor Reports............................................................................. 69
         6.6      Returns....................................................................................... 69
         6.7      Title to Equipment............................................................................ 70
         6.8      Maintenance of Equipment...................................................................... 70
         6.9      Taxes......................................................................................... 70
         6.10     Insurance..................................................................................... 70
         6.11     No Setoffs or Counterclaims................................................................... 72
         6.12     Location of Inventory and Equipment........................................................... 72
         6.13     Compliance with Laws; Notice of Non-Compliance.................................................72
         6.14     Employee Benefits............................................................................. 73
         6.15     Leases........................................................................................ 74
         6.16     Broker Commissions............................................................................ 74
         6.17     Permit Blocks................................................................................. 74

7.       NEGATIVE COVENANTS..................................................................................... 75
         7.1      Indebtedness.................................................................................. 75
         7.2      Liens......................................................................................... 76
         7.3      Restrictions on Fundamental Changes........................................................... 76
         7.4      Disposal of Assets............................................................................ 76
         7.5      Change Name................................................................................... 76

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
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         7.6      Guarantee..................................................................................... 77
         7.7      Nature of Business............................................................................ 77
         7.8      Prepayments and Amendments.................................................................... 77
         7.9      Change of Control............................................................................. 77
         7.10     Consignments.................................................................................. 77
         7.11     Distributions................................................................................. 77
         7.12     Accounting Methods............................................................................ 78
         7.13     Investments; Loans............................................................................ 78
         7.14     Transactions with Affiliates.................................................................. 81
         7.15     Suspension.................................................................................... 81
         7.16     Compensation.................................................................................. 81
         7.17     Use of Proceeds............................................................................... 81
         7.18     Change in Location of Chief Executive Office; Inventory and Equipment
                  with Bailees.................................................................................. 81
         7.19     No Prohibited Transactions Under ERISA........................................................ 82
         7.20     Financial Covenants........................................................................... 82
         7.21     Capital Expenditures.......................................................................... 83
         7.22     Securities Accounts........................................................................... 83

8.       EVENTS OF DEFAULT...................................................................................... 83

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES................................................................. 86
         9.1      Rights and Remedies........................................................................... 86
         9.2      Remedies Cumulative........................................................................... 88

10.      TAXES AND EXPENSES..................................................................................... 88

11.      WAIVERS; INDEMNIFICATION............................................................................... 89
         11.1     Demand; Protest; etc.......................................................................... 89
         11.2     The Lender Group's Liability for Collateral................................................... 89
         11.3     Indemnification............................................................................... 89
         11.4     Counterclaims................................................................................. 89

12.      NOTICES................................................................................................ 89

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER............................................................. 90

14.      DESTRUCTION OF BORROWERS' DOCUMENTS.................................................................... 91

15.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS............................................................. 92
         15.1     Assignments and Participations................................................................ 92
         15.2     Successors.................................................................................... 94

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
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16.      AMENDMENTS; WAIVERS.................................................................................... 94
         16.1     Amendments and Waivers........................................................................ 94
         16.2     No Waivers; Cumulative Remedies............................................................... 95

17.      AGENT; THE LENDER GROUP................................................................................ 96
         17.1     Appointment and Authorization of Agent........................................................ 96
         17.2     Delegation of Duties.......................................................................... 97
         17.3     Liability of Agent............................................................................ 97
         17.4     Reliance by Agent............................................................................. 97
         17.5     Notice of Default or Event of Default......................................................... 98
         17.6     Credit Decision............................................................................... 98
         17.7     Costs and Expenses; Indemnification........................................................... 99
         17.8     Agent in Individual Capacity.................................................................. 99
         17.9     Successor Agent...............................................................................100
         17.10    Withholding Tax...............................................................................100
         17.11    Collateral Matters............................................................................101
         17.12    Restrictions on Actions by Lenders; Sharing of Payments.......................................102
         17.13    Agency for Perfection.........................................................................103
         17.14    Payments by Agent to the Lenders..............................................................103
         17.15    Concerning the Collateral and Related Loan Documents..........................................103
         17.16    Field Audits and Examination Reports; Confidentiality; Disclaimers by
                  Lenders; Other Reports and Information........................................................104
         17.17    Several Obligations; No Liability.............................................................105

18.      GENERAL PROVISIONS.....................................................................................105
         18.1     Effectiveness.................................................................................105
         18.2     Section Headings..............................................................................106
         18.3     Interpretation................................................................................106
         18.4     Severability of Provisions....................................................................106
         18.5     Amendments in Writing.........................................................................106
         18.6     Counterparts; Telefacsimile Execution.........................................................106
         18.7     Revival and Reinstatement of Obligations......................................................106
         18.8     Integration...................................................................................106
         18.9     Appointment of Borrowers' Agent...............................................................107


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                             SCHEDULES AND EXHIBITS

           Schedule C-1                Commitments
           Schedule E-1                Eligible Inventory Locations
           Schedule P-1                Permitted Liens
           Schedule R-1                Real Property Collateral
           Schedule R-2                Permitted Disposition Real Property
           Schedule 5.8                Subsidiaries
           Schedule 5.10               Litigation
           Schedule 5.13               ERISA Benefit Plans
           Schedule 5.14               Environmental Matters
           Schedule 5.16               Intellectual Property, Permits, Licenses
                                       and Bonding Arrangements
           Schedule 6.12               Location of Inventory and Equipment
           Schedule 7.1                Permitted Other Indebtedness
           Schedule 7.13               Existing Investments
           Exhibit A-1                 Form of Assignment and Acceptance
           Exhibit C-1                 Form of Compliance Certificate
           Exhibit S-1                 Form of Solvency Certificate
           Exhibit 2.6                 Form of Eurodollar Notice

                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT (this "AGREEMENT"), is entered into as of November 21, 1998, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as agent for the Lenders ("Agent"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 and ANKER ENERGY CORPORATION, a Delaware corporation, MARINE COAL SALES COMPANY, a Delaware corporation, ANKER WEST VIRGINIA MINING COMPANY, INC., a West Virginia corporation, PATRIOT MINING COMPANY, INC., a West Virginia corporation, JULIANA MINING COMPANY, INC., a West Virginia corporation, VINDEX ENERGY CORPORATION, a West Virginia corporation, and ANKER VIRGINIA MINING COMPANY, INC., a Virginia corporation, each with its chief executive office located at 2708 Cranberry Square, Morgantown, West Virginia 26505 (each sometimes hereinafter referred to individually as "Borrower" and collectively as "Borrowers") and ANKER COAL GROUP, INC., a Delaware corporation, in its capacity as Borrowers' Agent (as hereinafter defined).


                              W I T N E S S E T H:


         WHEREAS, Borrowers have requested that Lenders enter into certain financing arrangements with Borrowers pursuant to which Lenders may make loans and provide other financial accommodations to Borrowers; and

         WHEREAS, Lenders are willing to make such loans and provide such other financial accommodations on the terms and conditions set forth herein and in the other Loan Documents (as hereinafter defined);

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       DEFINITIONS AND CONSTRUCTION.

                  1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                           "Account Debtor" means any Person who is or who may
become obligated under, with respect to, or on account of, an Account.

                           "Accounts" means all currently existing and hereafter
arising accounts, contract rights, and all other forms of obligations owing to Borrowers arising out of the sale or
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lease of goods or the rendition of services by Borrowers, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                           "Adjusted Eurodollar Rate" means, for any Interest
Period, the rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) determined pursuant to the following formula:

                           Adjusted                  =        Eurodollar Rate
                           Eurodollar Rate                  --------------------
                                                            1-Reserve Percentage

                           "Advances" has the meaning set forth in Section
2.1(a).

                           "Affiliate" means, as applied to any Person, any
other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 10% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

                           "Agent" means Foothill, solely in its capacity as
agent for the Lenders, and shall include any successor agent.

                           "Agent Account" has the meaning set forth in Section
2.7.

                           "Agent Advances" has the meaning set forth in Section
2.1(g).

                           "Agent's Liens" has the meaning set forth in Section
4.1.

                           "Agent-Related Persons" means Agent and any successor
agent, together with their respective Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Persons and their Affiliates.

                           "Agreement" has the meaning set forth in the preamble
hereto.

                           "Anker Energy" means Anker Energy Corporation, a
Delaware corporation, and a Borrower hereunder.

                           "Anker Virginia" means Anker Virginia Mining Company,
Inc., a Virginia corporation and a Borrower hereunder.

                           "Anker West Virginia" means Anker West Virginia
Mining Company, Inc., a West Virginia corporation and a Borrower hereunder.

                           "Assignee" has the meaning set forth in Section 15.1.

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                           "Assignment and Acceptance" has the meaning set forth
in Section 15.1 and shall be in the form of Exhibit A-1 attached hereto.

                           "Authorized Person" means any officer or other
employee of Borrowers' Agent or of Borrowers.

                           "AVS" has the meaning set forth in Section 5.16(b).

                           "Availability" means, as to each Borrower, the amount
that such Borrower is entitled to borrow as Advances under Section 2.1, such amount being the difference derived when (a) the sum of the principal amount of Advances (including Agent Advances and Foothill Loans) then outstanding to such Borrower (including any amounts that the Lender Group may have paid for the account of such Borrower pursuant to any of the Loan Documents and that have not been reimbursed by such Borrower) is subtracted from (b) the lesser of (i) the Maximum Revolving Amount, less the aggregate principal amount of Advances (including Agent Advances and Foothill Loans) then outstanding to all other Borrowers, less the then outstanding Letter of Credit Usage of all Borrowers, or
(ii) the Borrowing Base for such Borrower less the Letter of Credit Usage for such Borrower.

                           "Average Unused Portion of Maximum Revolving Amount"
means, as of any date of determination, (a) the Maximum Revolving Amount, less
(b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month.

                           "Bankruptcy Code" means the United States Bankruptcy
Code (11 U.S.C. Section 101 et seq.), as amended, and any successor statute.

                           "Beckley Smokeless Equipment Reserve" shall mean a
reserve in the amount of $1,400,000 established by Agent reducing the amount of Advances and Letters of Credit otherwise available to Borrowers, which Beckley Smokeless Equipment Reserve shall be removed at the time the aggregate outstanding principal amount of the Term Loan is reduced by the first $5,000,000 of net aggregate proceeds realized from the consummation of any Permitted Mine Depositions in accordance with Section 2.3 of the Loan Agreement, unless otherwise agreed to in advance by Agent.

                           "Benefit Plan" means a "defined benefit plan" (as
defined in Section 3(35) of ERISA) for which Borrowers, any Subsidiary of Borrowers, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                           "Bonds" means reclamation, workers' compensation and
black lung, lease payment, coal supply, supersedeas appeal or other bonds at any time issued by any bonding company for the benefit of Borrowers in the ordinary course of the business of Borrowers


                                       3
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consistent with current practices in effect on the date hereof including, but not limited to, the Bonds set forth on Schedule 5.16.

                           "Books" means all of Borrowers' books and records
including: ledgers; records indicating, summarizing, or evidencing Borrowers' properties or assets (including the Collateral) or liabilities; all information relating to Borrowers' business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

                           "Borrower" and "Borrowers" have the meaning set forth
in the preamble to this Agreement.

                           "Borrowers' Agent" means Parent, in its capacity as
agent for Borrowers hereunder, and any successor agent for Borrowers appointed by Borrowers and approved in a writing signed by Agent.

                           "Borrowing" means a borrowing hereunder consisting of
Advances or Term Loans made on the same day by the Lenders to Borrowers, or by Foothill in the case of a Foothill Loan, or by Agent in the case of an Agent Advance.

                           "Borrowing Base" has the meaning set forth in Section
2.1(a).

                           "Business Day" means any day that is not a Saturday,
Sunday, or other day on which national banks are authorized or required to close.

                           "Capital Expenditures" shall mean, for any Person,
all expenditures for any fixed assets or improvements, or for replacements, substitutions or additions thereto, of such Person that under GAAP are capitalized and not expensed in the year in which they are incurred.

                           "Change of Control" shall be deemed to have occurred
at such time as (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than a Borrower, Anker Group, Inc. or Parent, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 20% of the total voting power of all classes of stock then outstanding of any Borrowers entitled to vote in the election of directors, other than in connection with or to facilitate a Permitted Disposition or a Permitted Supplemental Disposition, or (b) with respect to Parent, any of the following shall have occurred: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation permitted by the Security Agreement executed and delivered by Parent to Agent), in one or a series of related transactions, of all or substantially all of the assets of the Parent and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than to the Permitted Holders (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Parent, (iii) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other

                                       4
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than the Permitted Holders, becomes the "beneficial owner" (as such term is defined in rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the Voting Stock of Parent (measured by voting power rather than number of shares), (iv) at any time during any period of 12 consecutive months, the individuals who at the beginning of any such 12-month period were members of Parent's Board of Directors cease to constitute a majority of the members of Parent's Board of Directors, unless such new members of Parent's Board of Directors were appointed by P. Bruce Sparks to fill Director vacancies on Parent's Board of Directors or were appointed by any individuals who were members of such Board of Directors at the time such vacancies occurred, or (v) Parent consolidates with, or merges with or into, any Person, other than the Permitted Holders, or any Person other than the Permitted Holders, consolidates with, or merges with or into Parent, in any such event pursuant to a transaction in which the outstanding voting Stock of the Parent is converted into or exchanged for cash, securities or other property, other than any such transaction where the voting Stock of Parent outstanding immediately prior to such transaction is converted into or exchanged for voting Stock (other than Disqualified Stock (as defined below)) of the surviving or transferee Person constituting a majority of the outstanding shares of such voting Stock of such surviving or transferee person (immediately after giving effect to such issuance). For the purpose of this definition (x) "Permitted Holders shall mean First Reserve Corporation, Anker Holding B.V., the estate of John J. Faltis and such decedent's heirs and legatees, P. Bruce Sparks and any of their respective Affiliates and (y) "Disqualified Stock" shall mean any Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the Termination Date.

                           "Closing Date" means the date of the first to occur
of the making of the initial Advance, or the issuance of the initial Letter of Credit, or the funding of the Term Loan.

                           "Code" means the New York Uniform Commercial Code.

                           "Collateral" means all of Borrowers' right, title,
and interest in and to each of the following:

                           (a)      the Accounts,

                           (b)      the Books,

                           (c)      the Equipment,

                           (d)      the General Intangibles,

                           (e)      the Inventory,

                           (f)      the Negotiable Collateral,

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
                           (g) the Investment Property (including, without limitation, all Stock in Subsidiaries),

                           (h)      the Real Property Collateral,

                           (i) any money, or other assets of Borrowers that now
or hereafter come into the possession, custody, or control of any member of the Lender Group, and

                           (j) the proceeds and products, whether tangible or
intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, the Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof;

provided, however, that with respect to any coal supply agreement, coal brokerage agreement, any other non-assignable agreement and leasehold interest entered into, or non-assignable Permit held, by any Borrower with, or issued by, any Person who is not an Affiliate of such Borrower, if, and only if, (x) the valid grant of a Lien in or Mortgage upon such agreement, interest or Permit is prohibited (or the consent of the other party to such agreement or of the issuer of such Permit to any of the foregoing is required) and such prohibition has not been or is not waived, or such consent of the other party to such agreement or of the issuer of such Permit has not been or is not obtained (each, a "Non-assignable Property"), and (y) by the terms of such Non-assignable Property, such Borrower's grant of a Lien therein would result in the right of the other Person party to such agreement or of the issuer of such Permit to terminate such Non-assignable Property, then the Liens granted pursuant to this Agreement to Agent, for the benefit of the Lender Group, shall attach solely to the proceeds of such Non-assignable Property and Borrowers' rights thereto including, without limitation, any and all Accounts arising under or pursuant to such Non-assignable Property, except that, if the relevant provisions contained in any Non-assignable Property that prohibit the valid grant of a Lien therein or a Mortgage thereon or that require the consent of the other party thereto to (as applicable) any of the foregoing are determined to be unenforceable, invalid, or otherwise not binding upon such Borrower, pursuant to a final judgment or decree of any court of competent jurisdiction, then such Non-assignable Property shall in all events constitute part of the Collateral.

                           "Collateral Access Agreement" means a landlord waiver
or consent, lessor subordination agreement, mortgagee waiver or consent, bailee letter, or a similar acknowledgement agreement of any warehouseman, processor, lessor, licensor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Agent.

                           "Collections" means all cash, checks, notes,
instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                           "Commitment" means, at any time with respect to a
Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.1, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 15.1, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

                           "Compliance Certificate" means a certificate
substantially in the form of Exhibit C-1 and delivered by the chief accounting officer of Parent to Agent.

                           "Consolidated Net Income" means, as to any Person,
for any period, the net income (loss) of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP for such period. For the purposes of this definition, (i) net income excludes any gain or loss together with any related Provision for Taxes for such gain or loss realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any capital stock of a Person or subsidiary of a Person and any net income realized as a result of changes in accounting principles or the application thereof to any Person, or any other extraordinary gain or loss, and (ii) the term "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

                           "Continuing Guaranty" means, collectively, the
Continuing Guaranty executed and delivered on the Closing Date by, respectively, each of the Guarantors and the Borrowers in favor of Agent, in form and substance satisfactory to Agent.

                           "Control Agreement" means a control agreement, in
form and substance reasonably satisfactory to Agent, between Borrowers, Agent, and the applicable securities intermediary with respect to the applicable Securities Account and related Investment Property.

                           "Daily Balance" means the amount of an Obligation
owed at the end of a given day.

                           "Default" means an event, condition, or default that,
with the giving of notice, the passage of time, or both, would be an Event of Default.

                           "Defaulting Lender" means any Lender that fails to
make any Advance or Term Loan that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance or Term Loan within one (1) Business Day after written demand upon it by Agent to do so.

                           "Defaulting Lenders Rate" means the Reference Rate
for the first 3 days from and after the date the relevant payment is due and, thereafter, at the lowest interest rate then applicable to Advances.

                           "Designated Account" means account number 1367023 of
Borrowers' Agent maintained with Borrowers' Agent's Designated Account Bank, or such other deposit account of Borrowers' Agent (located within the United States) which has been designated, in writing and from time to time, by Borrowers' Agent to Agent.

                           "Designated Account Bank" means Mellon Bank, N.A.,
whose office is located at Three Mellon Bank Center, Pittsburgh, Pennsylvania 15259-0003, and whose ABA number is 04300261.

                           "Dilution" means, in each case based upon the
experience of the immediately prior 90 days, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising, returns, promotions, credits, or other dilution with respect to all of Borrowers' Accounts, by (b) Borrowers' Collections (excluding extraordinary items) plus the Dollar amount of clause (a).

                           "Dilution Reserve" means, as of any date of
determination, an amount sufficient to reduce the advance rate against Eligible Accounts hereunder by one percentage point for each percentage point by which Dilution is in excess of 5%.

                           "Disbursement Letter" means an instructional letter
executed and delivered by Borrowers' Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Agent.

                           "Dollars or $" means United States dollars.

                           "EBITDA" means, as to any Person, with respect to any
period, an amount equal to: (a) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (b) depreciation, depletion and amortization and other non-cash charges for such period, except for write-downs of Accounts, Inventory and Equipment (to the extent deducted in the computation of Consolidated Net Income), all in accordance with GAAP, plus (c) interest expense for such period (to the extent deducted in the computation of Consolidated Net Income), plus (d) charges for Federal, State and local and foreign income taxes.

                           "Early Termination Premium" has the meaning set forth
in Section 3.6.

                           "Eligible Accounts" means those Accounts created by
Borrowers in the ordinary course of business, that arise out of Borrowers' sale of goods or rendition of services, that comply with each and all of the representations and warranties respecting Accounts made by Borrowers to Agent in the Loan Documents, and that are and at all times continue to meet the general standards of eligibility which may be fixed and revised from time to time by Agent in

Agent's reasonable credit judgment. Without in any manner limiting the foregoing, Eligible Accounts shall not include the following:

                           (a) Accounts that the Account Debtor has failed to
pay within 90 days of invoice date or within sixty (60) days after the due date therefor set forth in the invoices evidencing such Accounts or Accounts with selling terms of more than 60 days;

                           (b) Accounts evidencing Estimated Billings that are
not billed within fifteen (15) days after shipment of the goods by rail or that are not billed within thirty (30) days after shipment of the goods by barge, the sale of which goods gave rise to such Estimated Billings;

                           (c) Accounts owed by an Account Debtor or its
Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

                           (d) Accounts with respect to which the Account Debtor
is an employee, Affiliate, or agent of Borrowers other than Accounts owing from third party sales agents or brokers of coal produced by Borrowers;

                           (e) Accounts with respect to which goods are placed
on consignment, guaranteed sale, sale or return, sale on approval (which for purposes hereof, does not include rejection of goods by customers in the ordinary course of business due to alleged quality and/or weight deficiencies in such goods), bill and hold, or other terms by reason of which the payment by the Account Debtor is conditional;

                           (f) Accounts that are not payable in Dollars or with
respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, except that, notwithstanding the foregoing, Accounts owing by Account Debtors that maintain their chief executive office in Canada and/or are organized under the federal laws of Canada or any Province thereof (collectively, "Canadian Accounts") shall only constitute Eligible Accounts to the extent such Accounts evidence obligations owing to Borrowers in an aggregate amount not to exceed $500,000 at any time outstanding and shall not constitute Eligible Accounts to the extent such Accounts evidence obligations owing to Borrowers at any time in excess of such amount, unless (i) in each case (other than with respect to Canadian Accounts) (A) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (B) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Agent, and (ii) solely in the case of the Canadian Accounts, promptly upon Agent's request, Borrowers shall have executed and/or delivered, or caused to be executed and/or delivered, for the benefit of Lenders, all such documents, instruments and agreements as Agent shall determine are necessary or desirable to perfect the Agent's Lien upon the Canadian Accounts in accordance with applicable Legal Requirements of the Province of Canada in which such Account Debtors' respective chief executive offices are from time to time located;

                           (g) Accounts with respect to which the Account Debtor
is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrowers have complied, to the satisfaction of Agent, with the Assignment of Claims Act, 31 U.S.C. Section 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

                           (h) Accounts with respect to which the Account Debtor
is a creditor of Borrowers, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account, but only to the extent of that portion of the Account with respect to which such Account Debtor asserts a setoff right, liability or claim, except for such Accounts owing from such Account Debtor in respect of which Borrowers have delivered to Agent a non-offset letter executed by the Account Debtors thereunder in favor of Agent, in form and substance satisfactory to Agent;

                           (i) Accounts (i) owing by an Affiliate of AES
Corporation evidencing total obligations collectively owing to Borrowers by such Account Debtors in excess of 25% of all Eligible Accounts, (ii) owing by Courtney Foos and/or Potomac Electric Power Company evidencing total obligations collectively owing to Borrowers by such Account Debtors in excess of 25% of all Eligible Accounts and (iii) with respect to all other Account Debtors, Accounts owing by such Account Debtors evidencing total obligations owing to Borrowers in excess of 10% of all Eligible Accounts, in all cases to the extent of the obligations owing by such Account Debtors in excess of such applicable percentages;

                           (j) Accounts with respect to which the Account Debtor
is the subject of any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                           (k) Accounts the collection of which Agent, in its
reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                           (l) Accounts with respect to which the goods giving
rise to such Account have not been shipped to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

                           (m) Accounts with respect to which the Account Debtor
is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the Borrower to whom such Accounts are owing is doing business as a foreign corporation in any such states and has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states in which such Borrower is doing business as a foreign corporation, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

                           (n) Accounts that represent progress payments or
other advance billings that are due prior to the completion of performance by Borrowers of the subject contract for goods or services; and

                           (o) Accounts that evidence rebates owing to Borrowers
by shippers or carriers based on the volume of Inventory shipped by Borrowers with such shippers or carriers.

                           "Eligible Inventory" means finished goods Inventory
consisting of coal which has been extracted from the Real Property, is in a coal stockpile and is held for sale in the ordinary course of Borrowers' business, that is located at or in-transit between Borrowers' premises identified on Schedule E-1, that complies with each and all of the representations and warranties respecting Inventory made by Borrowers to the Lender Group in the Loan Documents, and that is and at all times continues to meet the general standards of eligibility which may be fixed and revised from time to time by Agent in Agent's reasonable credit judgment. The amount to be so included in Eligible Inventory of each Borrower shall be based upon its Value. Without in any manner limiting the foregoing, an item of Inventory shall not be included in Eligible Inventory if:

                           (a) it is not owned solely by a Borrower or a
Borrower does not have good, valid, and marketable title thereto;

                           (b) it is not located at, or is not in transit to or
between, one of the locations set forth on Schedule E-1;

                           (c) it is located at one of the locations set forth
in Schedule E-1, but the Inventory flowing through any such location during any calendar month has an aggregate book value of less than $250,000 or an average book value during such month less than $150,000 at any time;

                           (d) it is located at the premises of third parties,
including a warehouse or other storage facility or a storage area at a mine site that is leased by a Borrower, and is not subject to a Collateral Access Agreement executed by the mortgagee, lessor, the warehouseman, or other third party, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

                           (e) it is not subject to a valid and perfected first
priority security interest in favor of Agent for the benefit of the Lender
Group;

                           (f) it consists of goods returned or rejected by a
Borrower's customers or goods in transit;

                           (g) it is obsolete or slow moving, Inventory subject
to a Lien in favor of any third Person that is not otherwise permitted under this Agreement, bill and hold goods or Inventory acquired on consignment, or from and after February 1, 1999, it is off-quality coal (i.e., being coal located in a certain Inventory stockpile located in Webster County, West Virginia, containing as of November 17, 1998 approximately 18,500 tons of coal) owned by Juliana Mining Company, Inc.; and

                           (h) it is coal which has not been mined in accordance
with Legal Requirements in all material respects or at any mine or site which is not being operated in accordance with and as required by, in all material respects, any consent order or agreement with a Governmental Authority, any applicable permits or applicable Legal Requirements.

                           "Eligible Transferee" means: (a) a commercial bank
organized under the laws of the United States, or any state thereof, and having total assets in excess of $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $100,000,000; provided that such bank is acting through a branch or agency located in the United States; (c) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $50,000,000; (d) any Affiliate (other than individuals) of a pre-existing Lender and (e) Congress Financial Corporation, Sunrock Capital Corp., GMAC and LaSalle Business Credit, Inc.; provided, however, that so long as no Event of Default has occurred and is continuing, any Person described in clause (a) through (d) above, inclusive, must be approved by Borrowers, which approval shall not be unreasonably withheld.

                           "Equipment" means all of Borrowers' present and
hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, loading facilities, tipples, processing plants and like structures, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of Borrowers in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                           "Equipment Reserve" shall mean a reserve established
by Agent in the amount of $1,800,000 reducing the amount of Advances and Letters of Credit otherwise available to Borrowers, which Equipment Reserve shall be (a) released by Lenders upon the good faith determination by Agent that no Equipment (other than the Equipment covered by the Beckley Smokeless Equipment Reserve) listed on the appraisal prepared by John T. Boyd Company, dated November, 1998 (the "Boyd Appraisal"), is the subject of a Permitted Lien, (which occurs by virtue of subpart (d) of the definition of "Permitted Liens") or (b) reduced to an amount equal to the auction value of the Equipment as scheduled in the Boyd Appraisal based upon the good faith determination by the Agent that any item of Equipment listed in the Boyd Appraisal is also the subject of a Permitted Lien as set forth in subsection (a) above and each of Borrowers and the Agent agree to use their good faith efforts to make such determination within a commercially reasonable time.

                           "ERISA" means the Employee Retirement Income Security
Act of 1974, 29 U.S.C. Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                           "ERISA Affiliate" means (a) any corporation subject
to ERISA whose employees are treated as employed by the same employer as the employees of Borrowers under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrowers under IRC Section 414(c), (c) solely for purposes of
Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrowers are members under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrowers and whose employees are aggregated with the employees of Borrowers under IRC Section 414(o).

                           "ERISA Event" means (a) a Reportable Event with
respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrowers, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrowers, any of their Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrowers or their Subsidiaries or any of their ERISA Affiliates.

                           "Estimated Billings" means Accounts that are subject
to adjustment as a result of information (reporting a variance with respect to the quality and/or weight of such Inventory as originally described in Borrowers' billing records with respect thereto or in any invoice(s) evidencing same) delivered by a shipper, carrier and/or customer to Borrowers concerning the quality and/or weight of Inventory subsequent to Borrowers' shipment of such Inventory, the sale of which gave rise to such Accounts.

                           "Eurodollar Deadline" has the meaning set forth in
Section 2.6(a)(iii) hereof.

                           "Eurodollar Option" has the meaning set forth in
Section 2.6(a)(ii) hereof.

                           "Event of Default" has the meaning set forth in
Section 8.

                           "Excess Availability" means, as to each Borrower, the
amount that such Borrower is entitled to borrow as Advances under Section 2.1, such amount being the difference derived when (a) the sum of the principal amount of Advances (including Agent Advances and Foothill Loans) then outstanding to such Borrower (including any amounts that the Lender Group may have paid for the account of such Borrower pursuant to any of the Loan Documents and that have not been reimbursed by such Borrower) is subtracted from (b) the lesser of (i) the Maximum Revolving Amount, less the aggregate principal amount of Advances (including Agent Advances and Foothill Loans) then outstanding to all other Borrowers, less the then outstanding Letter of Credit Usage of all Borrowers, or (ii) the Borrowing Base for such Borrower less the Letter of Credit Usage for such Borrower, less the aggregate amount of accounts payable owing by such Borrower that are more than sixty (60) days past due.

                           "Exchange Act" means the Securities Exchange Act of
1934, as amended, and any successor statute thereto.

                           "Existing Lenders" means collectively, all of the
"Banks" party to and as defined in that certain Amended and Restated Credit Agreement, dated as of September 22, 1997, by and among Parent, the "Subsidiary Guarantors" party thereto and as defined therein, and The Chase Manhattan Bank, as agent for the Banks.

                           "FEIN" means Federal Employer Identification Number.

                           "Foothill" means Foothill Capital Corporation, a
California corporation.

                           "Foothill Loans" has the meaning set forth in Section
2.1(f).

                           "Funding Date" means the date on which a Borrowing
occurs.

                           "Funding Losses" has the meaning set forth in Section
2.6(a)(iii) hereof.

                           "GAAP" means generally accepted accounting principles
as in effect from time to time in the United States, consistently applied.

                           "General Intangibles" means all of Borrowers' present
and future general intangibles and other personal property (including rights under coal supply contracts, coal brokerage agreements and other contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Permits, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

                           "Governing Documents" means, with respect to any
Person, the certificate or articles of incorporation, by-laws, or other organizational or governing documents of such Person.

                           "Governmental Authority" means any nation or
government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through Stock or capital ownership or otherwise, by any of the foregoing.

                           "Guarantor Collateral" has the meaning set forth in
Section 17.11(a).

                           "Guarantors" means, individually and collectively,
jointly and severally, the Parent and Anker Group, Inc., a Delaware corporation, Simba Group, Inc., a Delaware corporation, Anker Power Services, Inc., a West Virginia corporation, Bronco Mining Company, Inc., a West Virginia corporation, Vantrans, Inc., a West Virginia corporation, King Knob Coal Co., Inc, a West Virginia corporation, Heather Glen Resources, Inc., a West Virginia corporation, Hawthorne Coal Company, Inc. a West Virginia corporation, Upshur Property, Inc, a West Virginia corporation, Melrose Coal Company, Inc., a West Virginia corporation, and New Allegheny Land Holding Co., a West Virginia corporation, and any other Subsidiary of Parent that shall now or hereafter guarantee the payment and performance of the Obligations to the Lender Group.

                           "Hazardous Materials" means (a) substances that are
defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                           "Heather Glen" means Heather Glen Resources, Inc., a
West Virginia corporation and a Guarantor of the Obligations.

                           "Hillman Acquisition" shall mean the acquisition of
approximately 210,000,000 tons of coal reserves located in Taylor County, West Virginia, from the Hillman Coal Company.

                           "Hillman Sale-Leaseback" shall mean the sale and
leaseback of the approximately 210,000,000 tons of coal reserves acquired in the Hillman Acquisition.

                           "Indebtedness" means: (a) all obligations of a Person
for borrowed money, (b) all obligations of a Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of a Person in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of a Person under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of a Person, irrespective of whether such obligation or liability is assumed, and (e) any obligation of a Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

                           "Indemnified Liabilities" has the meaning set forth
in Section 11.3.

                           "Indemnified Person" has the meaning set forth in
Section 11.3.

                           "Insolvency Proceeding" means any proceeding
commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                           "Intercompany Loans" means short-term intercompany
loans in the ordinary course of business by Anker Energy or by Marine to another Borrower or Guarantor that are permitted pursuant to Section 7.13.

                           "Interest Period" means, with respect to that portion
of the Advances bearing interest based on the Adjusted Eurodollar Rate, a period of 30, 60 or 90 days duration, as elected by Borrowers' Agent in accordance with the terms of this Agreement; provided, however, that: (a) if any Interest Period would otherwise end on a day which shall not be a Business Day in London, such Interest Period shall be extended to the next succeeding Business Day in London, subject to clauses (c)-(e) below; (b) interest shall accrue from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires; (c) any Interest Period which would otherwise end on a day which is not a Business Day in London shall be extended to the next succeeding Business Day in London unless such Business Day in London falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day in London; (d) with respect to an Interest Period which begins on the last Business Day in London of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day in London of the calendar month which is one, two or three months after the date on which the Interest Period began, as applicable, and (e) Borrowers' Agent may not elect an Interest Period which will end after the Maturity Date.

                           "Intellectual Property" has the meaning ascribed
thereto in Section 5.16.

                           "Interest Rate Protection Agreement" shall mean, for
any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

                           "Inventory" means all present and future inventory,
wherever located, including, without limitation, all raw materials, work-in-process, and finished and semi-finished inventory of any kind, nature or description, wherever located, including, without limitation, (i) all minerals in whatever form, and including, without limitation, coal, fly ash, bottom ash or other ash, methane, sulfur, sulfur dioxide, and other by-products resulting from the processing of the coal mined by Borrowers and other minerals and chemicals resulting from the mining or processing of coal, (ii) cast iron fittings, paint, belts and hoses, bolts and nuts, wire and wire products, welding supplies, tools, steel, rope, timber, railroad, spikes, railroad car parts and railroad crane parts, baghouse parts, pump parts, compressor parts, electrical parts, bearings, drills, bits and accessories and other parts and supplies, (iii) all wrapping, packaging, advertising and shipping materials, and
(iv) any other personal property held for sale, exchange or lease or furnished or to be furnished or used or consumed in the business or in connection with the manufacturing, packaging, shipping, advertising, selling or finishing of such goods, inventory, merchandise and other personal property, and all names or marks affixed to or to be affixed thereto for purposes of selling same by Borrowers and all right, title and interest therein and thereto; and further including, without limitation, all coal in which Borrowers have any interest which has been extracted from the Real Property, is in a coal stockpile and is held for sale by Borrowers in the ordinary course of business, together with all other present and future goods held for sale by Borrowers in the ordinary course of business, wherever located.

                           "Inventory Reserves" means reserves (determined from
time to time by Agent in its discretion) for (a) the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition of Eligible Inventory by Borrowers, plus (b) the estimated reclamation claims of unpaid sellers of Inventory sold to Borrowers that arise under the Code and/or the Bankruptcy Code, plus (c) adverse facts and circumstances relating to the Inventory as determined by Agent based upon any audit of Borrowers and/or Guarantors conducted by Agent or based upon the physical survey or ground inspection of Inventory delivered to Agent pursuant to Section 6.2(i).

                           "Investment Property" means "investment property" as
that term is defined in Section 9-115 of the Code.

                           "IRC" means the Internal Revenue Code of 1986, as
amended, and the regulations thereunder.

                           "L/C" has the meaning set forth in Section 2.2(a).

                           "L/C Guaranty" has the meaning set forth in Section
2.2(a).

                           "Legal Requirements" means all applicable
international, foreign, federal, state, and local laws, judgments, decrees, orders, statutes, ordinances, rules, regulations, or Permits.

                           "Lender" and "Lenders" have the respective meanings
set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 15.1 hereof.

                           "Lender Group" means, individually and collectively,
each of the individual Lenders and Agent.

                           "Lender Group Expenses" means all: reasonable costs
or expenses (including taxes, and insurance premiums) required to be paid by Borrowers under any of the Loan Documents that are paid or incurred by the Lender Group; reasonable fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with Borrowers, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC (or equivalent) searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Personal Property Collateral or Real Property Collateral (appraisals as permitted pursuant to Section 2.11(c), and environmental audits; costs and expenses incurred by Agent in the disbursement of funds to Borrowers (by wire transfer or otherwise); charges paid or incurred by Agent resulting from the dishonor of checks; costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Agent in examining the Books; costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrowers (or any of their Subsidiaries party to one or more Loan Documents); and the Lender Group's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrowers), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

                           "Lender-Related Persons" means, with respect to any
Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Lender and such Lender's Affiliates.

                           "Letter of Credit" means an L/C or an L/C Guaranty,
as the context requires.

                           "Letter of Credit Usage" means the sum of (a) the
undrawn amount of Letters of Credit, plus (b) the amount of unreimbursed drawings under Letters of Credit.

                           "Lien" means any interest in property securing an
obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                           "Loan Account" has the meaning set forth in Section
2.10.

                           "Loan Documents" means this Agreement, the Continuing
Guaranty of the Obligations by each of the Guarantors and the Borrowers in favor of Agent, for the benefit of the Lender Group, the Security Agreements, the Pledge Agreement, the Disbursement Letter, the Letters of Credit, the Lockbox Agreements, the Mortgages, any note or notes executed by Borrowers and payable to the Lender Group, and any other agreement entered into, now or in the future, in connection with this Agreement.

                           "Loans" means, collectively, all Advances, the Term
Loan, and any and all other payment Obligations at any time charged by the Agent to the Loan Account in accordance with the terms of the Loan Documents.

                           "Lockbox Account" shall mean a depositary account
established pursuant to one of the Lockbox Agreements.

                           "Lockbox Agreements" means those certain Lockbox
Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Agent, each of which is among Borrowers and/or Borrowers' Agent, Agent, and one of the Lockbox Banks.

                           "Lockbox Banks" means Mellon Bank, N.A., or such
other bank or banks as may be agreed upon between Agent and Borrowers and/or Borrowers' Agent from time to time.

                           "Lockboxes" has the meaning set forth in Section 2.7.

                           "Marine" means Marine Coal Sales Company, a Delaware
corporation, and a Borrower hereunder.

                           "Material Adverse Change" means (a) a material
adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers and/or Guarantors, other than as a result of the consummation of Permitted Dispositions and Permitted Supplemental Dispositions; (b) the material impairment of Borrowers' and/or Guarantors' ability to perform their obligations under the Loan Documents to which they are a party or of the Lender Group to enforce the Obligations or realize upon the Collateral or the Guarantor Collateral (including, without limitation, any action, proceeding or investigation by any Governmental Authority with respect to (x) Borrowers and/or Guarantors, (y) any Real Property at which Borrowers or Guarantors operate a coal mine or (z) any Permits, that in any case have resulted in or will result in, in Agent's judgment, a material impairment of Agent's ability to have access to or gain possession of any of the Equipment), (c) a material adverse effect on the value of the Collateral or the Guarantor Collateral or the amount that the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral or Guarantor Collateral, other than as a result of the consummation of Permitted Dispositions and Permitted Supplemental Dispositions, or (d) a material impairment of the priority of the Agent's Liens with respect to the Collateral or Guarantor Collateral.

                           "Material Properties" means (a) those tracts or
parcels of land containing coal reserves which are either owned by or leased to any of the following Subsidiaries (the "Relevant Companies") and which are either currently being actively mined (and for which active mining is not expected by Parent to be completed before December 31, 2002) or are part of Parent's five-year or ten-year mining plans for Parent and its Subsidiaries:
Anker Energy, Juliana Mining Company, Inc., Patriot, Anker West Virginia and Vindex; and (b) those tracts or parcels of land either owned by or leased to any Relevant Companies as reflected in the five-year and ten-year mining plans for Parent and its Subsidiaries.

                           "Maturity Date" means, at the time of selection of an
Interest Period, the last day of the then current term of this Agreement.

                           "Maximum Amount" means, on any date of determination,
the sum of (a) the Maximum Revolving Amount and (b) the outstanding principal balance of the Term Loan that is then permitted to remain unpaid in accordance with the amortization schedule therefor set forth in Section 2.3(a).

                           "Maximum Revolving Amount" means $40,000,000.

                           "Maximum Term Loan Amount" means $15,000,000.

                           "Mortgages" means one or more mortgages, deeds of
trust, or deeds to secure debt, executed by Borrowers and Guarantors in favor of Agent, the form and substance of which shall be satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.

                           "Multiemployer Plan" means a "multiemployer plan" (as
defined in Section 4001(a)(3) of ERISA) to which Borrowers, any of their Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

                           "Negotiable Collateral" means all of a Person's
present and future letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases (wherein such Person is the lessor), chattel paper, and the Books relating to any of the foregoing.

                           "Net Advance Request" means an amount equal to the
difference between (a) the aggregate amount of Advances requested by Borrowers to be made by Lenders on any Funding Date and (b) the Collections received by Agent on such Funding Date.

                           "New Allegheny" means New Allegheny Land Holding
Company, Inc., a West Virginia corporation and a Guarantor of the Obligations.

                           "Non-assignable Property" has the meaning set forth
in the definition of Collateral set forth in this Section 1.

                           "Obligations" means all loans, Advances, Term Loans,
debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), guaranties, covenants, and duties owing by Borrowers to the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between the Lender Group and Borrowers, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and further including all interest not paid when due and all Lender Group Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise.

                           "OLV" means, with respect to any Collateral, the
orderly liquidation value thereof, as determined by Lender pursuant to an appraisal, and performed by an appraiser, satisfactory to Lender, net of estimated liquidation expenses with respect to such Collateral, as determined by Lender.

                           "Overadvance" has the meaning set forth in Section
2.5.

                           "Parent" means Anker Coal Group, Inc., a Delaware
corporation, and its successors and assigns.

                           "Patriot" means Patriot Mining Company, a West
Virginia corporation and a Borrower hereunder.

                           "Participant" has the meaning set forth in Section
15.1(e).

                           "Pay-Off Letter" means a letter, in form and
substance reasonably satisfactory to Agent, from Existing Lenders respecting the amount necessary to repay in full all of the obligations of Borrowers owing to Existing Lenders and obtain a termination or release of all of the Liens existing in favor of Existing Lenders in and to the properties or assets of Borrowers and Guarantors.

                           "PBGC" means the Pension Benefit Guaranty Corporation
as defined in Title IV of ERISA, or any successor thereto.

                           "Permits" of a Person shall mean all rights,
franchises, permits, authorities, licenses, certificates of approval, consents, orders or authorizations, including licenses and other authorizations issuable by a Governmental Authority, which pursuant to applicable Legal Requirements are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.

                           "Permitted Disposition" means any sale, assignment,
transfer or other disposition of any property (whether now owned or hereafter acquired) by any of Borrowers or Guarantors to any Person consisting of any of the following: (a) any sale, assignment, transfer, exchanges or other disposition of any Inventory sold or disposed of in the ordinary course of business and on ordinary business terms, (b) the sale or other disposition of obsolete, worn-out or other nonproductive Real Property and/or Equipment to the extent that such property has a value not exceeding for all such Real Property and all such Equipment, respectively, (i) $1,000,000 in the aggregate prior to the first anniversary of the Closing Date and (ii) $500,000 in the aggregate for each year thereafter during the term of this Agreement, (c) the sale or other disposition by Simba Group, Inc. of Stock in any Subsidiary of Simba Group, Inc., (d) the Hillman Sale-Leaseback, provided that the Hillman Sale-Leaseback occurs prior to December 31, 1999, (e) the trade-in or other disposition of Equipment which is replaced by Borrowers or Guarantors (as the case may be) with similar Equipment ("Replacement Equipment), provided, that, (i) the Replacement Equipment has a value equal to or greater than the value of the Equipment that it replaces, (ii) Agent shall have a perfected Lien for the benefit of the Lender Group in the Replacement Equipment, subject only to Permitted Liens, and
(iii) the Equipment disposed of and/or traded in by Borrowers in each year of the term of this Agreement shall in no event have an auction value exceeding $1,000,000, in the aggregate, (f) the sale or other disposition of Equipment within one hundred eighty (180) days after the expiration of the operating, finance or capital lease pursuant to which Borrowers or Guarantors leased such Equipment, (g) any Permitted Mine Disposition and (h) the Real Property described on Schedule R-2.

                           "Permitted Investments" shall mean: (a) direct
obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company, or by a branch or an agency of any foreign bank, organized or licensed under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) eurodollar time deposits with any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date made; (d) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), or Moody's Investors Services, Inc. ("Moody's"), respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest; (e) investments in repurchase agreements (or reverse repurchase agreements) covering other Permitted Investments with financial institutions who are elected primary government securities dealers by the Federal Reserve Board or whose securities are rated AA- or better by S&P or Aa or better by Moody's; and (f) money-market funds or money-market mutual funds which (i) seek to maintain a constant net asset value, (ii) maintain fund assets under management having an aggregate market value of at least $500,000,000, and (iii) invest primarily in Investments referred to in clauses (a) through (e) above.

                           "Permitted Liens" means (a) Liens held by Agent for
the benefit of the Lender Group, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) (i) the interests of lessors under operating leases, and (ii) purchase money Liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under
Section 7.21 and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrowers and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation, black lung, West Virginia Pneumoconiosis Fund, or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrowers and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety, reclamation or appeal bonds or statutory obligations and other obligations of a like nature in the ordinary course of business of Borrowers, (i) Liens of or resulting from any judgment or award that reasonably could not be expected to result in a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrowers are in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) with respect to any Real Property, whether now owned or hereafter acquired, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrowers or the value of any of the Agent's Liens thereon or therein for the benefit of the Lender Group, or materially interfere with the ordinary conduct of the business of Borrowers, (k) Liens on property of any Person that becomes a Subsidiary of the Parent and/or Borrowers after the Closing Date, provided that such Liens are in existence at the time such Person becomes such a Subsidiary and were not created in anticipation thereof; (l) Liens upon Real Property and/or personal property acquired after the Closing Date (by purchase, construction, lease or otherwise) by any Borrower or any Subsidiary of Parent and/or any Borrower, each of which Liens was created solely for the purpose of securing Indebtedness or royalty obligations representing, or incurred to finance, refinance or refund, the cost (including the cost of construction or lease) of such Real Property or personal property; provided, however, that the Permitted Liens described in clauses (k) and (l) of this definition shall at no time secure Indebtedness in excess of an aggregate amount of $5,000,000 at any time outstanding, for all Borrowers and Guarantors; and (m) Liens granted in the Collateral to secure the Refinanced Senior Note Indebtedness permitted pursuant to Section 7.1(d) that are subordinated in right and priority to the Liens granted therein to Agent for the benefit of the Lender Group, as provided for in and subject to the terms and conditions of the Refinanced Senior Note Intercreditor Agreement.

                           "Permitted Mine Disposition" means any sale,
assignment, transfer or other disposition by Borrowers or Guarantors to any Person of all of their right, title and interest in and to the Real Property Collateral and other Collateral now or hereafter comprising the following Real Property and other Collateral owned or leased by Borrowers or Guarantors, provided, that, Borrowers' Agent shall have delivered fourteen (14) days' prior notice thereof to Agent, together with a description of the proposed disposition, the proposed use of any proceeds thereof (which shall be consistent with the terms of Section 2.3(a)), and such other documents and information as Agent shall reasonably request: (a) the Beckley Smokeless Division owned by Anker West Virginia located in Raleigh County, West Virginia, (b) the Mt. Storm Division owned by Anker West Virginia located in Garrett County, West Virginia, and Grant County, West Virginia, (c) the Collateral owned by Vindex Energy Corporation and New Allegheny located in Grant County, West Virginia, (d) the Bayhill Coal Reserve owned by Anker West Virginia located in Raleigh County, West Virginia, (e) the Big Creek Coal Reserve owned by Anker Virginia located in Tazwell County, Virginia, (f) the Hillman Acquisition owned by Simba in Taylor County, West Virginia, (h) the Rail and River Terminal, including the Granville and Rosedale docking facilities, owned by Patriot located in Monogalia County, West Virginia, (i) the AES Warrior Run Coal Sales Contract dated July 22, 1993 between Anker Energy and AES Warrior Run, Inc., and (j) the AES Beaver Valley Coal Sales Contract dated January 2, 1997 between Anker Energy and BV Partners.

                           "Permitted Protest" means the right of Borrowers to
protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrowers in an amount that is reasonably satisfactory to Agent, (b) any such protest is instituted and diligently prosecuted by Borrowers in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens in and to the Collateral.

                           "Permitted Supplemental Disposition" means any sale,
assignment, transfer or other disposition (collectively, "Sale") by Borrowers or Guarantors to any Person, other than a Permitted Disposition, of all of their right, title and interest in and to the following Collateral: (a) any mine site or other Real Property Collateral owned or leased by Borrowers or Guarantors and/or (b) any Equipment (including, without limitation, any coal preparation plant located thereon), which Sale has been approved by the requisite Lenders hereunder, in their sole discretion, as evidenced by a writing delivered by Agent to Borrowers' Agent, based upon Borrowers' written plan delivered to Agent describing the proposed Sale, including, without limitation, (i) a detailed description of the Collateral that is the subject of the proposed Sale, (ii) the purchase price and terms of payment therefor, (iii) a copy of any proposed purchase and sale or similar agreement entered, or to be entered, into by Borrowers or Guarantors to consummate the Sale, (iv) an internally prepared pro forma balance sheet and income projections for Borrowers and Guarantors, after giving effect to the proposed Sale, and (v) such other documents and information relating to the proposed Sale as Agent shall reasonably request.

                           "Person" means and includes natural persons,
corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                           "Personal Property Collateral" means all Collateral
other than the Real Property Collateral.

                           "Plan" means any employee benefit plan, program, or
arrangement maintained or contributed to by Borrowers or with respect to which they may incur liability.

                           "Pledge Agreements" mean, collectively, the Pledge
and Security Agreement executed and delivered on the Closing Date by, respectively, the Parent, Anker West Virginia, Vindex, Vantrans and Heather Glen, in favor of Agent, in form and substance satisfactory to Agent, pursuant to which, among other things, Parent, Anker West Virginia Vindex, Vantrans and Heather Glen shall each pledge to Agent, for the benefit of Lending Group, all of the Stock of its Subsidiaries owned by it.

                           "Pro Rata Share" means, with respect to a Lender, a
fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments.

                           "Real Property" means any estates or interests in
real property or mineral rights now owned or hereafter acquired by Borrowers.

                           "Real Property Collateral" means the parcel or
parcels of real property and the related improvements thereto identified on Schedule R-1, and any Real Property hereafter acquired by Borrowers and Guarantors, including leasehold interests, together with all buildings, structures, fixtures and other improvements relating thereto, and all metals and minerals which are in, under, upon, or to be produced from such real property to the extent of the rights of Borrowers and Guarantors to the same, including all coal (but only to the extent such metals and minerals have not been extracted from the real property), wherever located, including, without limitation, the real property and related assets of Borrowers and Guarantors more particularly described in the Mortgages.

                           "Reference Rate" means the variable rate of interest,
per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

                           "Reference Rate Advances" means all Advances made
pursuant to this Agreement in respect of which interest is accruing at a rate calculated in accordance with Section 2.6(a)(i) by reference to and based upon the Reference Rate.

                           "Refinanced Senior Note Indebtedness" has the meaning
set forth in Section 7.1(d).

                           "Refinanced Senior Note Intercreditor Agreement" has
the meaning set forth in Section 7.1(d).

                           "Replacement Term Loan" has the meaning set forth in
Section 3.3(a).

                           "Replacement Term Loan Lender" has the meaning set
forth in Section 3.3(a).

                           "Reportable Event" means any of the events described
in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

                           "Required Lenders" means, at any time, Lenders whose
Pro Rata Shares aggregate 51% or more of the Commitments, or, if the Commitments have been terminated irrevocably, 51% of the Obligations then outstanding.

                           "Reserve Percentage" means, on any day, the
percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which federal or state chartered banks are subject, including any board or governmental or administrative agency of the United States or any other jurisdiction to which banks are subject), for determining the reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) which is or would be applicable to deposits of United States Dollars in a non-United States or an international banking office of a bank used to fund a loan subject to an Adjusted Eurodollar Rate or any loan made with the proceeds of such deposit. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                           "Retiree Health Plan" means an "employee welfare
benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

                           "Revolving Facility Usage" means, as of any date of
determination, the sum of (a) the aggregate amount of Advances outstanding, plus
(b) the Letter of Credit Usage.

                           "SEC" means the United States Securities and Exchange
Commission and any successor Federal agency having similar powers.

                           "Securities Account" means a "securities account" as
that term is defined in Section 8-501 of the Code.

                           "Security Agreement" means, individually and
collectively, the General Security Agreement separately executed and delivered on the Closing Date by each Guarantor in favor of Foothill, in form and substance satisfactory to Agent, for the benefit of Lending Group, pursuant to which, among other things, such Guarantor shall grant to Agent, for the benefit of Lending Group, a first priority Lien on all of its Guarantor Collateral more particularly described therein.

                           "Senior Notes" means, collectively, the senior
unsecured 9-3/4% notes due 2007 in an aggregate principal amount of $125,000,000 issued by Parent pursuant to the Senior Notes Indenture.

                           "Senior Notes Indenture" means the Indenture dated as
of September 25, 1997 executed among Parent, as Issuer, various guarantors (including Borrowers) signatory thereto and Marine Midland Bank, as Trustee.

                           "Settlement" has the meaning set forth in Section
2.1(h)(i).

                           "Settlement Date" has the meaning set forth in
Section 2.1(h)(i).

                           "Simba" means Simba Group, Inc., a Delaware
corporation, and a Guarantor of the Obligations.

                           "Solvency Certificate" means a certificate executed
and delivered to Agent in the form of Exhibit S-1 attached hereto by the President, Treasurer, or Chief Financial Officer of Parent and of each Borrower, certifying to Agent and Lenders that, as of the date of such certificate, except as otherwise set forth therein, Parent and each Borrower (as applicable) is Solvent, accompanied by an internally prepared consolidated and consolidating balance sheet in support of such certification.

                           "Solvent" means, with respect to any Person on a
particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. Solely for the purposes of determining whether each Borrower is Solvent, the aggregate amount of Obligations in respect of which each Borrower is jointly and severally liable to the Lender Group hereunder shall be allocated to each Borrower based upon the sum of (i) the amount of the Loans made and Letter of Credit Usage incurred exclusively to or for such Borrower's account, as evidenced by the weekly borrowing base certificate delivered by Borrowers to Agent pursuant to Section 6.2(d), plus (ii) a portion of the aggregate amount of Loans made and Letter of Credit Usage incurred by or for the account of such Borrower as a Guarantor of the Obligations due the Lenders by each other Borrower and Guarantor (the "Guaranteed Portion"), based upon Borrowers' good faith estimate of the Guaranteed Portion of the Obligations with respect to which such Borrower shall be liable, allocated by Borrowers so that in any event the total of sums for each Borrower do not exceed for any Borrower such Borrower's net worth, as evidenced by the Solvency Certificate. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

                           "Stock" means all shares, options, warrants,
interests, participations, interests in limited liability companies or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                           "Subsidiary" of a Person means a corporation,
partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                           "Termination Date" has the meaning set forth in
Section 3.4.

                           "Term Loan" has the meaning set forth in Section 2.3.

                           "Term Note" has the meaning set forth in Section 2.3.

                           "Value" means, with respect to Inventory, the lower
of cost or market value thereof, as determined in accordance with Borrowers' past business practices.

                           "Vantrans" means Vantrans, Inc., a West Virginia
corporation and a Guarantor of the Obligations.

                           "Vindex" means Vindex Energy Corporation, a West
Virginia corporation and a Borrower hereunder.

                           "Voidable Transfer" has the meaning set forth in
Section 15.8.

                  1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrowers on a consolidated basis unless the context clearly requires otherwise.

                  1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

                  1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or any other Loan Documents, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Agent. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable.

                  1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

         2.       LOAN AND TERMS OF PAYMENT.

                  2.1      REVOLVING ADVANCES.

                           (a) Subject to the terms and conditions of this
Agreement and during the term of this Agreement, each Lender agrees to make advances ("Advances") to Borrowers' Agent on behalf of Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolving Amount less the then existing Letter of Credit Usage, or (ii) the aggregate Borrowing Base for all Borrowers less (A) the aggregate amount of the then existing Letter of Credit Usage for all Borrowers, less (B) the aggregate amount of the Inventory Reserves with respect to all Borrowers. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean for each Borrower the result of:

                                    (x) the lowest of (i) 85% of Eligible
                  Accounts of such Borrower, but not to exceed the aggregate amount of $15,000,000 in the case of Eligible Accounts evidencing Borrowers' Estimated Billings, less the amount, if any, of the Dilution Reserve established by Agent with respect to such Borrower, and (ii) an amount equal to such Borrower's Collections with respect to Accounts for the immediately preceding 45 day period, plus

                                    (y) the lowest of (i) $7,000,000, less the
                  then outstanding aggregate amount of Advances to all other Borrowers with respect to their Eligible Inventory, (ii) 65% of the Value of Eligible Inventory of such Borrower, (iii) 30% of the amount of credit availability created for all Borrowers by clause (x) above, and (iv) 80% of that percentage of Value that was utilized by the appraiser that prepared the Inventory appraisal most recently delivered to Agent, in order for such appraiser to establish OLV of such Inventory, multiplied by the Value of Eligible Inventory of such Borrower, minus

                                    (z) the Beckley Smokeless Equipment Reserve,
                  plus the Equipment Reserve, plus the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).

The Lenders shall have no obligation to make further Advances hereunder to the extent they would cause the outstanding Revolving Facility Usage to exceed the Maximum Revolving Amount.

Amounts borrowed pursuant to this Section 2.1 may be (i) repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement, and (ii) re-advanced by Anker Energy or Marine to other Borrowers and/or to Guarantors if and to the extent permitted by Section 7.13.

                           (b) Advance Rate Adjustments and Reserves; Inventory
Reappraisals.

                                    (i) Anything to the contrary in Section
2.1(a) above notwithstanding, without limiting any other rights and remedies of Agent or Lenders hereunder or under the other Loan Documents, all Advances and Letters of Credit otherwise available to Borrowers shall be subject to Agent's continuing right in its discretion, without declaring an Event of Default, to establish reserves reducing the amounts of Advances and Letters of Credit otherwise available to Borrowers and to increase and decrease such reserves from time to time, if and to the extent that, in Agent's judgment, exercised in good faith, such reserves are necessary to protect Agent and/or Lenders against possible nonpayment for any reason by Account Debtors or possible nonpayment of any of the Obligations, or to protect the priority of Agent's Liens in the Collateral (exclusive of Permitted Liens therein), or in respect of any state of facts which constitutes a Default or an Event of Default hereunder or for any other reason, including, without limitation, an occurrence of a Material Adverse Change, or if Agent determines that it is at any time unable to gain access to any of Borrowers' Equipment, or if Agent has not received Collateral Access Agreements from lessors of Real Property where Inventory and/or Equipment is located (provided, that, the reserve established by Agent in such event shall not exceed, for each such leased location, an amount equal to the aggregate rental, royalty and other sums due and payable to the lessor with respect to which lessor could assert a Lien pursuant to state law ("Lease Payments") at such locations where Equipment or Inventory are located that are past due, as determined by Agent, and provided, further, that Agent shall not establish such reserve with respect to any portion of such past due Lease Payments if and to the extent Borrowers have challenged their liability therefor pursuant to a Permitted Protest, unless the lessor who has asserted a claim with respect to such past due Lease Payments has taken any action or commenced an action, of any kind or nature, to assert, perfect or enforce a Lien to secure such past due Lease Payments) or if any Borrower is in material violation of or not in material compliance with any Legal Requirements of any Governmental Authority; and

                                    (ii) Subject to Section 2.11(c), Agent shall
have the right to have the Inventory reappraised by a qualified appraiser selected by Agent from time to time after the Closing Date for the purpose of redetermining the OLV of the Inventory. In the absence of the occurrence and continuation of an Event of Default, such appraisals shall occur no more often than twice during each twelve-month period following the Closing Date.

                           (c) Procedure for Borrowing. Each Borrowing shall be
made upon Borrowers' Agent's irrevocable request therefor delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the requested Funding Date if the Net Advance Request is for $5,000,000 or less, or no later than 10:00 a.m. (California time) on the Business Day immediately preceding the requested Funding Date if the Net Advance Request is for more than $5,000,000, specifying (i) the amount of the Borrowing, (ii) the requested Funding Date, which shall be a Business Day; and (iii) whether Borrowers are exercising the Eurodollar Option, provided, however, that, notwithstanding anything to the contrary contained herein, each Borrowing of an Adjusted Eurodollar Rate Advance shall be made in accordance with and shall be subject to the provisions of Sections 2.6(a)(ii) through Sections 2.6(a)(vi), inclusive.

                           (d) Agent's Election. Promptly after receipt of a
request for a Net Requested Advance pursuant to Section 2.1(c) in excess of $5,000,000, Agent shall elect, in its discretion, (i) to have the terms of
Section 2.1(e) apply to such requested Borrowing, or (ii) to request Foothill to make a Foothill Loan pursuant to the terms of Section 2.1(f) in the amount of the requested Borrowing. Any Net Requested Advance of $5,000,000 or less shall be made as a Foothill Loan pursuant to Section 2.1(f).

                           (e) Making of Advances.

                                    (i) In the event that Agent shall elect to
have the terms of this Section 2.1(e) apply to a requested Borrowing as described in Section 2.1(d), then promptly after receipt of a request for a Borrowing pursuant to Section 2.1(c), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable to a Reference Rate Advance or, as applicable, two (2) Business Days preceding the Funding Date applicable to an Adjusted Eurodollar Rate Advance by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to such account of Agent as Agent may designate, not later than 12:00 p.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds of such Advances available to Borrowers' Agent not later than 1:00 p.m. (California time) on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by Agent to Borrowers' Agents' Designated Account; provided, however, that, subject to the provisions of Section 2.1(k), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date of the Borrower that requested such Borrowing.

                                    (ii) Unless Agent receives notice from a
Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent shall assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount of its Pro Rata Share of such Borrowing available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers the Defaulting Lender's Pro Rata Share thereof, the Defaulting Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice submitted by Agent to any Defaulting Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Defaulting Lender's Advance on the date of Borrowing for all purposes of this Agreement. If the Defaulting Lender's Pro Rata Share of a Borrowing is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrowers of such failure to fund and, upon demand by Agent, Borrowers shall re-pay to Agent for Agent's account the Defaulting Lender's Pro Rata Share of such Borrowing, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Defaulting Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any Defaulting Lender to make the Advance to be made by such other Lender on any Funding Date.

                                    (iii) Agent shall not be obligated to
transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrowers the amount of all such payments received or retained by them for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This section shall remain effective with respect to such Defaulting Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (y) the requisite non-Defaulting Lenders and Agent shall have waived such Defaulting Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrowers of their duties and obligations hereunder.

                           (f) Making of Foothill Loans.

                                    (i) In the event Agent shall elect, with the
consent of Foothill as a Lender, to have the terms of this Section 2.1(f) apply to a requested Borrowing in excess of $5,000,000 as described in Section 2.1(d), or in the event of any requested Borrowing of $5,000,000 or less, Foothill as a Lender shall make an Advance in the amount of such Borrowing (any such Advance made solely by Foothill as a Lender pursuant to this Section 2.1(f) being referred to as a "Foothill Loan" and such Advances being referred to collectively as "Foothill Loans") available to Borrowers on the Funding Date applicable thereto by transferring same day funds to Borrowers' Agents' Designated Account. Each Foothill Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Foothill as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of Section 2.1(k), Agent shall not request Foothill as a Lender to make, and Foothill as a Lender shall not make, any Foothill Loan if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that
(I) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (II) the requested Borrowing would exceed the Availability of Borrowers on such Funding Date. Foothill as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Foothill Loan.

                                    (ii) The Foothill Loans shall be secured by
the Collateral and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances pursuant to Section 2.6 hereof.

                           (g)      Agent Advances.

                                    (i) Subject to the limitations set forth in
the proviso contained in this Section 2.1(g), Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3.2 have not been satisfied, to make Advances to Borrowers on behalf of the Lenders that Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount which is due and payable and is chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.1(g) being hereinafter referred to as "Agent Advances"); provided, that (x) Agent shall not make any Agent Advances to Borrowers without the consent of the Required Lenders if the Amount thereof would exceed $5,500,000 in the aggregate at any one time, and (y) the Required Lenders may at any time revoke Agent's authorization contained in this
Section 2.1(g) to make Agent Advances, any such revocation to be in writing and to become effective upon Agent's receipt thereof.

                                    (ii) Agent Advances shall be repayable on
demand and secured by the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Advances pursuant to Section 2.6 hereof.

                           (h) Settlement. It is agreed that each Lender's
funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Foothill, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Foothill Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                                    (i) Agent shall request settlement
("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Foothill, with respect to each outstanding Foothill Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 11:00 a.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Foothill Loans, and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including Section 2.1(e)(iii)): (y) if a Lender's funded balance of the Advances, Foothill Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Foothill Loans, and Agent Advances as of a Settlement Date, then Agent shall by no later than 12:00 p.m (California time) on the Settlement Date transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Foothill Loans, and Agent Advances; and (z) if a Lender's funded balance of the Advances, Foothill Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Foothill Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to such account of Agent as Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Foothill Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Foothill Loan or Agent Advance and, together with the portion of such Foothill Loan or Agent Advance representing Foothill's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

                                    (ii) In determining whether a Lender's
funded balance of the Advances, Foothill Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Foothill Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent or Foothill with respect to principal, interest, and fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent or Foothill to that Lender as part of the next Settlement.

                                    (iii) Between Settlement Dates, Agent, to
the extent no Agent Advances or Foothill Loans are outstanding, may pay over to Foothill any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Foothill's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Foothill's Pro Rata Share of the Advances other than to Foothill Loans or Agent Advances, as provided for in the previous sentence, Foothill shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Foothill with respect to Foothill Loans, Agent with respect to Agent Advances, and each Lender with respect to the Advances other than Foothill Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Foothill, Agent, or the Lenders, as applicable.

                           (i) Notation. Agent shall record on its books the
principal amount of the Advances owing to each Lender, including the Foothill Loans owing to Foothill, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                           (j) Lenders' Failure to Perform. All Advances (other
than Foothill Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any Defaulting Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any Defaulting Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Defaulting Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

                           (k) Optional Overadvances. Any contrary provision of
this Agreement notwithstanding, if the condition for borrowing under Section 3.2(d) cannot be fulfilled, the Lenders nonetheless hereby authorize Agent or Foothill, as applicable, and Agent or Foothill, as applicable, may, but is not obligated to, knowingly and intentionally continue to make Advances (including Foothill Loans) to a Borrower such failure of condition notwithstanding, so long as, at any time, (i) the outstanding Revolving Facility Usage of all Borrowers does not exceed the aggregate Borrowing Base for all Borrowers by more than five percent (5%) and (ii) the outstanding Revolving Facility Usage for all Borrowers (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the

Maximum Revolving Amount. The foregoing provisions are for the sole and exclusive benefit of Agent, Foothill, and the Lenders and are not intended to benefit Borrowers in any way. The Advances and Foothill Loans, as applicable, that are made pursuant to this Section 2.1(k) shall be subject to the same terms and conditions as any other Advance or Foothill Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in Section 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default; provided, that the Required Lenders may, at any time during the continuance of an Event of Default or if Borrowers fail to satisfy any other material lending condition, revoke Agent's authorization contained in this
Section 2.1(k) to make Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses), any such revocation to be in writing and to become effective upon Agent's receipt thereof.

                           In the event Agent obtains actual knowledge that
Revolving Facility Usage exceeds the amount permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction and/or repayment of any Overadvance, the terms of reduction and/or repayment thereof shall be implemented according to the determination of the Required Lenders.

                           Each Lender shall be obligated to settle with Agent
as provided in Section 2.1(h) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.1(k), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

                           (l) Effect of Bankruptcy. If a case is commenced by
or against Borrowers under the U.S. Bankruptcy Code, or other statute providing for debtor relief, then, unless otherwise agreed by all Lenders, the Lender Group shall not make additional loans or provide additional financial accommodations under the Loan Documents to Borrowers as debtor or debtor-in-possession, or to any trustee for Borrowers, nor consent to the use of cash collateral (provided that the Loan Account shall continue to be charged, to the fullest extent permitted by law, for accruing interest, fees, and Lender Group Expenses).

                  2.2      LETTER OF CREDIT SUBFACILITY.

                           (a) Agreement to Cause Issuance; Amounts; Outside
Expiration Date. Subject to the terms and conditions of this Agreement, Agent agrees to issue letters of credit for the account of each Borrowers (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of such Borrower. Agent shall have no obligation to issue a Letter of Credit if any of the following would result:

                                    (i) the aggregate amount of all undrawn and
                  unreimbursed Letters of Credit and all other types of Letter of Credit Usage issued for the account of all Borrowers would exceed the Borrowing Base for all Borrowers less the amount of outstanding Loans (other than the Term Loan) to all Borrowers less the aggregate amount of Inventory Reserves and reserves established under Section 2.1(b) with respect to such Borrower; or

                                    (ii) the aggregate amount of all Letter of
                  Credit Usage for all Borrowers would exceed the lower of: (x) the Maximum Revolving Amount less the amount of outstanding Loans (other than the Term Loan) to all Borrowers less the aggregate amount of Inventory Reserves and reserves established under Section 2.1(b) with respect to all Borrowers; or (y) $5,000,000; or

                                    (iii) the sum of the outstanding Loans
                  (other than the Term Loan) plus the outstanding Letter of Credit Usage for all Borrowers would exceed the Maximum Revolving Amount.

Borrowers expressly understand and agree that Agent shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Borrowers and the Lender Group acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 60 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Agent in its sole discretion. If the Lender Group is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such amount to Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Reference Rate Advances under Section 2.6.

                           (b) Indemnification. Borrowers hereby agree to
indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, including payments made by the Lender Group, expenses, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit, unless caused by the gross negligence or willful misconduct of the Lender Group. Borrowers agree to be bound by the issuing bank's regulations and interpretations of any Letters of Credit guarantied by the Lender Group and opened to or for any Borrower's account or by Agent's interpretations of any L/C issued by the Lender Group to or for any Borrower's account, even though this interpretation may be different from such Borrower's own, and Borrowers understand and agree that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following

Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto, unless caused by the gross negligence or willful misconduct of the Lender Group. Borrowers understand that the L/C Guarantees may require the Lender Group to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrowers against such issuing bank. Borrowers hereby agree to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Guaranty as a result of the Lender Group's indemnification of any such issuing bank, unless caused by the gross negligence or willful misconduct of the Lender Group.

                           (c) Supporting Materials. Borrowers hereby authorize
and direct any bank that issues a letter of credit guaranteed by the Lender Group to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrowers may or may not be the "applicant" or "account party" with respect to such letter of credit.

                           (d) Compensation for Letters of Credit. Any and all
charges, commissions, fees, and costs incurred by Agent relating to the letters of credit guaranteed by the Lender Group shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable immediately by Borrowers to Agent.

                           (e) Cash Collateral. Immediately upon the termination
of this Agreement, Borrowers agree to either (i) provide cash collateral to be held by Agent in an amount equal to 105% of the maximum aggregate amount of the Lender Group's obligations under all outstanding Letters of Credit, or (ii) cause to be delivered to Agent releases of all of the Lender Group's obligations under outstanding Letters of Credit. At Agent's discretion, any proceeds of Collateral (including, without limitation, Collections) received by Agent after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).

                           (f) Increased Costs. If by reason of (i) any change
in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or Agent with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                                    (i) any reserve, deposit, or similar
requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                                    (ii) there shall be imposed on the issuing
bank or any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or the Lender Group of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or the Lender Group, then, and in any such case, the Lender Group may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay on demand such amounts as the issuing bank or Agent may specify to be necessary to compensate the issuing bank or the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section 2.6(a)(i) or
(c)(i), as applicable. The determination by the issuing bank or Agent, as the case may be, of any amount due pursuant to this Section 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

                           (g)      Participations.

                                    (i) Purchase of Participations. Immediately
upon issuance of any Letter of Credit in accordance with this Section 2.2, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the L/C Guaranty or other credit support or enhancement provided through Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

                                    (ii) Documentation. Upon the request of any
Lender, Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit, L/C Guaranty or other credit support or enhancement provided through Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                                    (iii) Obligations Irrevocable. The
obligations of each Lender to make payments to Agent with respect to any Letter of Credit or with respect to any L/C Guaranty or other credit support or enhancement provided through Agent with respect to a Letter of Credit, and the obligations of Borrowers to make payments to Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including any of the following circumstances:

                                            (A) any lack of validity or
enforceability of this Agreement or any of the other Loan Documents;

                                            (B) the existence of any claim,
setoff, defense or other right which Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Borrowers or any other Person and the beneficiary named in any Letter of Credit);

                                            (C) any draft, certificate or any
other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                            (D) the surrender or impairment of
any security for the performance or observance of any of the terms of any of the Loan Documents; or

                                            (E) the occurrence of any Default or
Event of Default.

                           (h) Recovery or Avoidance of Payments. In the event
any payment by or on behalf of Borrowers received by Agent with respect to any Letter of Credit (or any guaranty by Borrowers or reimbursement obligation of Borrowers relating thereto) and distributed by the Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from Agent in connection with any receivership, liquidation or bankruptcy proceeding commenced by or against any Borrowers, any Guarantor or any other Person, the Lenders shall, upon demand by Agent, pay to Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by Agent upon the amount required to be repaid by it.

                  2.3      TERM LOAN FACILITY.

                           (a) Term Loans. Subject to the terms and conditions
of this Agreement, each Lender agrees to make a term loan (collectively, the "Term Loan") to Borrowers in an aggregate principal amount not to exceed such Lender's Pro Rata Share of the Maximum Term Loan Amount. The Term Loan shall be evidenced by a Term Promissory Note ("Term Note") executed and delivered on the Closing Date by Borrowers in favor of the Agent, providing for the repayment of the Term Loan based upon a seven-year amortization schedule in forty-eight (48) installments of principal, with the first forty-seven (47) installments being in the amount of $178,571 and the forty-eighth and final installment being in the amount of the then unpaid principal balance of the Term Loan, together with all accrued and unpaid interest thereon.

                           Each such installment shall be due and payable on the
first day of each month commencing on the first day of the first month following the Closing Date and continuing on the first day of each succeeding month until and including the date on which the unpaid balance of the Term Loan is paid in full. The outstanding principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable upon the termination of this

Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. All amounts outstanding under the Term Loan shall constitute Obligations.

                           Notwithstanding anything to the contrary contained in
this Section 2.3(a) or otherwise in this Agreement:

                                    (i) the proceeds of all Permitted
Dispositions (exclusive of the proceeds of Permitted Mine Dispositions) shall be remitted to and applied by the Agent to the payment of the outstanding Loans (other than the Term Loan);

                                    (ii) the first $5,000,000 of net aggregate
proceeds realized by Borrowers and Guarantors from the consummation of any Permitted Mine Dispositions (the "Allocated Mine Proceeds") shall be remitted to and applied by the Agent as a mandatory prepayment, without penalty, to the above-described regularly scheduled principal installments not yet due and payable with respect to the Term Loan, in the inverse order of their maturity; and

                                    (iii) the proceeds of all Permitted
Dispositions, other than proceeds of Permitted Mine Dispositions which are required to be applied to a pre-payment of the Term Loan pursuant to clause (ii) immediately above, shall be remitted to Agent for application to and payment of the then outstanding Loans (other than the Term Loan) and may be thereafter re-borrowed by Borrowers, subject to and on the terms and conditions set forth in this Agreement, and may be used by Borrowers, at their option, provided no Default or Event of Default then exists, (A) for Capital Expenditures permitted by this Agreement, (B) to prepay, without penalty, the above-described regularly scheduled installments of principal with respect to the Term Loan not yet due and payable, in the inverse order of their maturity, (C) to make an Intercompany Loan to Parent (if and to the extent permitted by Section 7.13) for the purpose of enabling Parent to pay Indebtedness owing under the Senior Notes or, if applicable, the Refinanced Senior Note Indebtedness, and/or (D) for general working capital purposes; and

                                    (iv) the proceeds of Permitted Supplemental
Dispositions shall, at the election of the Required Lenders, in an amount (if any) for each Permitted Supplemental Disposition as shall be designated by the Required Lenders, be remitted to and applied by Agent as a mandatory prepayment, without penalty, to the above-described regularly scheduled principal installments due and payable with respect to the Term Loan, in the inverse order of their maturity. If, however, the Required Lenders so elect to require that Borrowers deliver the proceeds of any Permitted Supplemental Dispositions to Agent for application to prepayment of the Term Loan, then, and solely in such event, Borrowers shall have the right at any time thereafter, upon 30 days prior written notice to the Agent, to prepay the then unpaid principal balance of the Term Loan in full out of the proceeds of the refinancing of the Term Loan (the "Replacement Term Loan") provided by another lender (the "Replacement Term Loan Lender"), provided that all of the following conditions precedent are satisfied in full, as determined by the Agent:

                                    (A) The Replacement Term Loan shall have a
maturity date that is after the Termination Date;

                                    (B) The Replacement Term Loan shall be
secured solely by (and the Agent shall deliver UCC-3 and Mortgage partial releases releasing the Lien of the Lender Group solely with respect to) all of Borrowers' and Guarantors' then owned and thereafter acquired Real Property and Equipment, except that the Lender Group shall retain a first and only Lien upon certain Equipment consisting of "Yellow Iron" (i.e., construction or other mobile Equipment) and having an auction value of at least $3,500,000, as then mutually agreed upon by Agent and Borrowers' Agent, and located at such Real Property Collateral as shall be mutually agreed upon between Agent and Borrowers' Agent (such collateral for the Replacement Term Loan being hereafter referred to as the "Replacement Term Loan Collateral");

                                    (C) Borrowers shall have delivered to the
Agent copies of all documents, instruments and agreements that Borrowers and Guarantors propose to execute and deliver with and in favor of the Replacement Term Loan Lender, which shall contain terms and conditions that are not inconsistent with any of the terms and provisions of this Section 2.3(a);

                                    (D) The Replacement Term Loan Lender shall
have entered into and executed with the Agent, for the benefit of the Lender Group, an Intercreditor Agreement, in form and substance satisfactory to Agent; and

                                    (E) No Default or Event of Default shall
exist at the time Borrowers propose to enter into the Replacement Term Loan.


                           (b) Procedure for Borrowing. The Term Loan Borrowing
shall be made upon Borrowers' Agent's irrevocable request therefor delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day immediately preceding the requested Funding Date) specifying (i) the amount of the Borrowing; and (ii) the requested Funding Date, which shall be a Business Day.

                           (c)      Making the Term Loan.

                                    (i) [Intentionally Omitted]

                                    (ii) Unless Agent receives notice from a
Lender prior to the Closing Date that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Term Loan Borrowing, Agent shall assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Defaulting Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice submitted by Agent to any Defaulting Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Term Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrowers of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Term Loan composing such Borrowing.

                                    (iii) Agent shall not be obligated to
transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (y) the requisite non-Defaulting Lenders, Agent, and Borrower shall have waived such Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrowers of its duties and obligations hereunder.

                           (d) Lenders' Failure to Perform. The Term Loan shall
be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any Defaulting Lender to perform its obligation to make its Pro Rata Share of the Term Loan hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any Defaulting Lender to perform its obligation to make its Pro Rata Share of the Term Loan hereunder, and (ii) no failure by a Defaulting Lender to perform its obligation to make its Pro Rata Share of the Term Loan hereunder shall excuse any other Lender from its obligation to make its Pro Rata Share of the Term Loan hereunder.

                  2.4      PAYMENTS.

                           (a)      Payments by Borrowers.

                                    (i) All payments to be made by Borrowers
shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent for the account of the Lenders at Agent's address set forth in Section 12, and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                                    (ii) Whenever any payment is due on a day
other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                                    (iii) Unless Agent receives notice from
Borrowers prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent shall assume that Borrowers have made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers have not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                           (b) Apportionment, Application, and Reversal of
Payments. Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Advances or the Term Loan to which such payments relate held by each Lender) and payments of the fees (other than fees designated for Agent's sole and separate account) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Advances or the Term Loan, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by Agent, shall be applied, first, to pay any fees, or expense reimbursements then due to Agent from Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from Borrowers; third, to pay interest due in respect of all Loans (including Foothill Loans and Agent Advances) and the Term Loan; fourth, to pay or prepay principal of Foothill Loans and Agent Advances (other than the Term
Loan); fifth, ratably to pay principal of the Loans (other than Foothill Loans, Agent Advances and the Term Loan); sixth, solely if an Event of Default then exists, to repay the principal of the Term Loan; seventh, to be held by Agent as cash collateral in accordance with Section 2.2(e) hereof with respect to unreimbursed obligations in respect of Letters of Credit; and eighth, ratably to pay any other Obligations due to Agent or any Lender by Borrowers; provided, however, that if no Event of Default exists after payment in full of the Obligations described in clauses first through fifth above, then, solely in such event, any portion of such payments and such proceeds that have not been otherwise applied to the payment of Obligations in accordance with this Section 2.4(b) shall be remitted to Borrowers' Agent for the account of Borrowers.

                  2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations pursuant to Sections 2.1 and 2.2 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.2 (an "Overadvance"), Borrowers immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priority set forth in Section 2.4(b).

                  2.6 INTEREST AND LETTER OF CREDIT FEES: RATES, PAYMENTS, AND CALCULATIONS.

                           (a)      Interest Rate.

                                    (i) Except as provided in clause (ii) and
(vii) below, (A) all Loans (except for the Term Loan) shall bear interest at a per annum rate of one percentage point (1%) above the Reference Rate and (B) the Term Loan shall bear interest at a per annum rate of two and one-half percentage points (2 1/2%) above the Reference Rate.

                                    (ii) In lieu of having interest charged
based upon the Reference Rate, Borrowers shall have the option (the "Eurodollar Option") to have interest on a portion of the Advances be charged based on the Adjusted Eurodollar Rate. For purposes hereof, interest "based on the Adjusted Eurodollar Rate" shall mean interest at the Adjusted Eurodollar Rate plus three and three-quarters (3.75) percentage points per annum. Interest on that portion of the Advances bearing interest based on the Adjusted Eurodollar Rate ("Adjusted Eurodollar Rate Advances") shall be payable on the last day of each month and on the last day of each Interest Period and may, at Agent's option, be charged directly to the appropriate Borrowers' Loan Account maintained by Agent. Interest based on the Adjusted Eurodollar Rate shall be calculated for each month (or portion thereof) based on the number of days elapsed and a year of 360 days. On and after the date of any Event of Default or termination or non-renewal of this Agreement, interest on all outstanding Adjusted Eurodollar Rate Advances shall accrue at a rate equal to two (2) percentage points per annum in excess of the pre-default rate set forth above from the date of such Event of Default or termination or non-renewal until the end of the Interest Period, and all such interest accruing hereunder shall thereafter be payable on demand. Upon expiration of the Interest Period, or earlier at Agent's option following an Event of Default or termination or non-renewal of the Agreement, and until Borrowers' subsequent permitted exercise, if any, of the Eurodollar Option, all Advances shall accrue interest in accordance with Section 2.6(a)(i) of this Agreement.

                                    (iii) (x) Borrowers may, at any time prior
to an Event of Default or termination or non-renewal of this Agreement, exercise the Eurodollar Option by Borrowers' Agent notifying Agent thereof prior to 12:00 p.m. (California time) at least three Business Days in London prior to the commencement of the proposed Interest Period (the "Eurodollar Deadline"). Notice of Borrower's election of the Eurodollar Option for a permitted portion of the Advances and an Interest Period pursuant to this Section 2.6(a)(iii) shall be made by delivery by Borrowers' Agent to Agent of a Eurodollar Notice in the form of Exhibit 2.6 hereto via facsimile teletransmission received by Agent before the Eurodollar Deadline, or by telephonic notice received by Agent before the Eurodollar Deadline (to be confirmed by facsimile teletransmission to Agent of the Eurodollar Notice to be received by Agent prior to 2:00 p.m. (California time) on the same day; provided, however, that Borrowers' Agent's failure to deliver such confirming Eurodollar Notice shall not affect the applicability of such rate if Borrowers' election is implemented by Agent).

                                            (y) Each Eurodollar Notice pursuant
to this Section 2.6(a)(iii) shall be irrevocable and binding on Borrowers. In connection with the Adjusted Eurodollar Rate Advances, each Borrower shall indemnify Agent and Lenders against a loss, cost or expense incurred by Agent and Lenders as a result of any failure to fulfill on or before the date specified in the Eurodollar Notice, the applicable conditions set forth herein or the termination prior to the end of an Interest Period of the applicability of interest based on the Adjusted Eurodollar Rate, as provided hereunder, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or committed to be acquired by Agent, each Lender, or its Participants to fund the requested Adjusted Eurodollar Rate Advances which, as a result of such failure, are not so employed on such date (such losses, costs, and expenses, collectively "Funding Losses"), exclusive of Funding Losses arising as a result of acceleration pursuant to Section 2.6(a)(iv)(y) or otherwise pursuant to this Agreement as a result of the existence of an Event of Default.

                                         (z) Borrowers shall only have five
Interest Periods in existence at any given time. Borrowers may only exercise the Eurodollar Option for Adjusted Eurodollar Rate Advances of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

                                    (iv) (x) Borrowers may elect to prepay any
Adjusted Eurodollar Rate Advances only on the last day of the applicable Interest Period, provided, that in the event of the prepayment of any such Advances, including any automatic prepayment through required application by Agent of proceeds of Accounts and other Collateral received by Agent,on a date other than the last day of an Interest Period for any reason, exclusive of acceleration pursuant to Section 2.6(a)(iv)(y) hereof or otherwise pursuant to this Agreement, as a result of the existence of an Event of Default, each Borrower shall indemnify Agent and Lenders for Funding Losses which may arise in connection with such prepayment of such Borrower's Adjusted Eurodollar Rate Advances. Notwithstanding anything to the contrary contained herein, if the outstanding Advances are reduced below the balance of the outstanding Adjusted Eurodollar Rate Advance by virtue of automatic prepayment from proceeds of Accounts and other collateral, then Foothill will automatically make a Foothill Loan to Borrowers so that the outstanding Advances will equal the outstanding Adjusted Eurodollar Rate Advances so long as each Borrower has sufficient borrowing Availability under the formulas set forth in this Agreement and subject to the reserves and applicable sublimits thereunder.

                                         (y) In the event that the aggregate
amount of Advances with respect to which all Borrowers have exercised the Eurodollar Option exceeds the amount of Advances to all Borrowers actually outstanding at any time, or in the event that the Adjusted

Eurodollar Rate Advances shall at any time exceed the amounts of Advances under the Agreement which Agent determines are available to all Borrowers under the lending formulas and subject to reserves, the definitions of Maximum Revolving Amount and applicable sublimits, all as set forth in this Agreement, then, in addition to all other rights and remedies to Agent, Agent may, at its option, require that such Adjusted Eurodollar Rate Advances to all Borrowers cease to accrue based on the Adjusted Eurodollar Rate. In such event, the Adjusted Eurodollar Rate Advances to Borrowers will bear interest as provided in Section 2.6(a)(i) of this Agreement, and each Borrower shall indemnify Agent and Lenders for Funding Losses which may arise in connection with the termination of applicability of interest based on the Adjusted Eurodollar Rate as to such Borrowers.

                                    (v) (x) The Adjusted Eurodollar Rate may be
automatically adjusted by Agent on a prospective basis to take into account the additional or increased cost to Lenders of maintaining any necessary reserves for Eurodollar deposits or increased costs due to change in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including but not limited to changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, that increase or would increase the costs of funding loans bearing interest based on the Adjusted Eurodollar Rate. Agent shall give Borrowers' Agent notice of such determination and adjustment and Borrowers may, by notice delivered by Borrowers' Agent to
Agent: (iv) require Agent to furnish to Borrowers a statement setting forth the basis for adjusting such Adjusted Eurodollar Rate and the method for determining the amount of such adjustment; and/or (v) repay the Adjusted Eurodollar Rate Advances, or portions thereof, with respect to which such adjustment is made, as appropriate.

                                        (y) In the event that any change in
circumstances or any law, regulation, treaty or directive, or any change therein or the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Agent, make it unlawful or impractical for any Lender to fund or maintain an Adjusted Eurodollar Loan or to continue such funding or maintaining or to determine or change interest rates based on the Adjusted Eurodollar Rate, Agent shall give notice of such circumstances to the Borrowers' Agent or Borrowers and (A) in the case of any Adjusted Eurodollar Rate Advances which are outstanding, the date specified in Agent's notice shall be deemed to be the last day of the Interest Period of such Adjusted Eurodollar Rate Advances, and interest upon the Adjusted Eurodollar Advances then outstanding shall thereafter accrue as provided in Section 2.6(a)(i) of the Agreement, and (B) Lenders shall not be obligated to permit Borrowers to elect the Eurodollar Option as to any Advances until Agent determines that it would no longer be unlawful or impractical to do so.

                                    (vi) Notwithstanding anything to the
contrary contained herein, no Lender or any Participant is required to actually acquire United States dollar deposits on the London Interbank Market to fund or otherwise match fund any Advances as to which interest accrues based on the Adjusted Eurodollar Rate. Provisions of Section 2.6(a)(iv) hereof shall apply as if each Lender and/or its Participants had match funded any Advances as to which interest is accruing based on the Adjusted Eurodollar Rate by acquiring United States dollar deposits in the London Interbank Market for each Interest Period in the amount of the Adjusted Eurodollar Rate Loan. Funding Losses of Lenders hereunder shall include the aggregate Funding Losses of each Lender and its Participants in the Adjusted Eurodollar Rate Advances.

                                    (vii) Reduction in Interest Rate:
Notwithstanding anything to the contrary contained herein above in this Section 2.6(a), if Borrowers achieve EBITDA in the amount set forth in the chart below for the immediately preceding twelve (12) months, as measured upon the expiration of, respectively, the first six (6) months of, and at the end of, each of Borrowers' 1999 and 2000 fiscal years, as evidenced by financial statements for Borrowers that have been prepared and audited by independent certified public accountants acceptable to Agent with respect to fiscal year-end financial statements and that are internally prepared and reviewed by such accountants with respect to such interim financial statements, then, provided no Default or Event of Default shall have occurred and be then continuing, the interest rates described in Sections 2.6(a)(i) and 2.6(a)(ii) above shall be reduced to the respective rates set forth below:

         MINIMUM                            RESULTING INTEREST                  RESULTING INTEREST
         EBITDA FOR PRECEDING               RATE FOR                            RATE FOR
         12 MONTHS                          ADVANCES                            TERM LOAN
         ---------                          --------                            ---------
         $22,000,001-                       Reference Rate + .75%               Reference Rate + 2.25%
         25,000,000                         Adjusted
                                            Eurodollar Rate + 3.50%

         Greater than                       Reference Rate + .50%               Reference Rate + 2.00%
         $25,000,000                        Adjusted
                                            Eurodollar Rate + 3.25%

                           (b) Letter of Credit Fee. Borrowers shall pay Agent a
fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to (2%) per annum times the amount of the undrawn Letters of Credit (the "L/C Fee").

                           (c) Default Rate. Upon the occurrence and during the
continuation of an Event of Default, (i) all Loans (except for the Term Loan shall bear interest at a per annum rate equal to three (3) percentage points above the Reference Rate, (ii) the Term Loan shall bear interest at a rate equal to four and one-half (4 1/2) percentage points above the Reference Rate, and
(iii) the Letter of Credit fee provided in Section 2.6(b) shall be increased to four (4%) per annum times the amount of the undrawn Letters of Credit from and after the occurrence of an Event of Default.

                           (d) Minimum Interest. In no event shall the rate of
interest chargeable under Section 2.6(a)(i) for any day be less than seven (7%) percent per annum. To the extent that interest accrued hereunder at the rate set forth in such section would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                           (e)      Payments.

                                    Interest and Letter of Credit fees payable
hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrowers hereby authorize Agent, at its option, without prior notice to Borrowers, to charge such interest and Letter of Credit fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.2(d) (as and when accrued or incurred), the fees and charges provided for in Section 2.11 (as and when accrued or incurred), and all installments or other payments due under the Term Loan or any Loan Document to Borrowers' Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                           (f) Computation. The Reference Rate as of the date of
this Agreement is 7.75% per annum. In the event the Reference Rate is changed from time to time hereafter, the rate of interest provided for in Section 2.6(a) and Section 2.6(c)(i) and (ii) automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

                           (g) Intent to Limit Charges to Maximum Lawful Rate.
In no event shall the interest rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

                  2.7 COLLECTION OF ACCOUNTS. Borrowers shall at all times maintain lockboxes (the "Lockboxes") and, immediately after the Closing Date,
(i) shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrowers to remit all Collections in respect thereof to such Lockboxes, and (ii) shall deposit all other Collections received by Borrowers from any source immediately upon receipt in to the Lockboxes. Borrowers, Agent, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrowers agree that all Collections and other amounts received by Borrowers from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrowers without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into an account (the "Agent Account") maintained by Agent at a depositary selected by Agent.

                  2.8 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any Collections by Agent (whether from transfers to Agent by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied (in accordance with the provisions of Section 2.4(b)) provisionally to reduce the Obligations outstanding under Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Agent Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Agent shall be entitled to charge Borrowers for one (1) Business Day of `clearance' or `float' at the rate set forth in Section 2.6(a) or Section 2.6(c)(i), as applicable, on all Collections that are received by Agent (regardless of whether forwarded by the Lockbox Banks to Agent, whether provisionally applied to reduce the Obligations under Section 2.1, or otherwise). This across-the-board one (1) Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the Lender Group's financing of Borrowers, and shall apply irrespective of the characterization of whether receipts are owned by Borrowers or Agent, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging one
(1) Business Day of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Agent only if it is received into the Agent Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Agent Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. Anything contained herein to the contrary notwithstanding, the economic benefit of the one (1) Business Day clearance or float charge provided for in this
Section 2.8 is not for the ratable benefit of the Lenders, but instead shall be for the sole and separate account of Agent.

                  2.9 DESIGNATED ACCOUNT. Agent, Foothill, and the Lenders are authorized to make the Advances, the Term Loan, and the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to
Section 2.6(e). Borrowers' Agent agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances and the Term Loan requested by Borrowers' Agent and made by Agent, Foothill or the Lenders hereunder. Unless otherwise agreed by Agent and Borrowers, any Advance or the Term Loan requested by Borrowers' Agent and made hereunder shall be made to the Designated Account. Borrowers and Borrowers' Agent acknowledge, confirm and agree that notwithstanding that the Designated Account may be held in the name of Borrowers' Agent, each Advance made by Agent, on behalf of Lenders, to the Designated Account shall in all events be deemed and constitute an Advance made to the Borrower who requested, or on whose behalf Borrowers' Agent requested, such Advance, and the Term Loan made to the Designated Account shall in all events be deemed and constitute a Term Loan made to all Borrowers.

                  2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain one or more accounts on its books in the name of Borrowers (collectively, the "Loan Account") on which Borrowers will be charged with all Advances and the Term Loan made by Agent, Foothill, or the Lenders to any Borrower or for any Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrowers. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent Account from any Lockbox Bank. Agent shall render statements regarding the Loan Account to Borrowers' Agent, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and, absent manifest error, such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Borrowers' Agent, Borrowers' Agent shall deliver to Agent written objection thereto describing the error or errors contained in any such statements. All Obligations shall be the joint and several liability of each Borrower and all Borrowers notwithstanding the maintenance of one or more separate Loan Accounts.

                  2.11 FEES. Borrowers shall pay to Agent for the ratable benefit of the Lender Group (except as otherwise indicated) the following fees:

                           (a) Facility Fee. On the Closing Date, (i) the
balance of the facility fee due and payable pursuant to the commitment letter executed on October 27, 1998 between Foothill and Borrowers' Agent, in the amount of $200,000, and (ii) an additional facility fee with respect to the Term Loan in the amount of $150,000, which shall be fully earned and payable on the Closing Date.

                           (b) Unused Line Fee. On the first day of each month
during the term of this Agreement, an unused line fee in an amount equal to three-eighths of one percent (0.375%) per annum times the Average Unused Portion of the Maximum Revolving Amount (the "Unused Line Fee").

                           (c) Financial Examination, Documentation, and
Appraisal Fees. For the sole and separate account of Agent: Agent's customary fee of $650 per day per examiner, plus Agent's out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrowers performed by personnel employed by Agent; Agent's customary appraisal fee of $1,500 per day per appraiser, plus Agent's out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Agent; and, the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrowers or to appraise the Collateral;

provided, however, that prior to the occurrence of an Event of Default and during its continuance, Foothill will conduct, at Borrowers' expense as aforesaid, no more than four (4) such audits and no more than two (2) such appraisals during each twelve-month period following the Closing Date; and

                           (d) Agency Fee. For the sole and separate account of
Agent, an agency fee payable in the amount of $5,000 each month, or part thereof, during the term of this Agreement, payable in arrears on the first day of the next succeeding month.

         3.       CONDITIONS; TERM OF AGREEMENT.

                  3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE, TERM LOAN, AND LETTER OF CREDIT. The obligation of the Lender Group (or any member thereof) to make the initial Advance and the Term Loan, or to issue the initial Letter of Credit is subject to the fulfillment, to the satisfaction of Agent and its counsel, of each of the following conditions on or before the Closing Date:

                           (a) the Closing Date shall occur on or before
November 21, 1998;

                           (b) Agent shall have received evidence of the filing
of its financing statements and fixture filings;

                           (c) Agent shall have received each of the following
documents, duly executed, and each such document shall be in full force and effect:

                                    a.      the Lockbox Agreement;

                                    b.      the Disbursement Letter;

                                    c.      the Term Note;

                                    d.      a Continuing Guaranty of the
                                            Obligations to the Lender Group
                                            separately executed by each Borrower
                                            and Guarantor in favor of Agent;

                                    e.      the Security Agreements;

                                    f.      UCC-1 Financing Statements executed
                                            by Borrowers and Guarantors, each as
                                            debtor, in favor of Agent, for the
                                            benefit of the Lender Group, as
                                            secured party, for filing in such
                                            jurisdictions as Agent shall
                                            require;

                                    g.      the Pay-Off Letter, together with
                                            UCC termination statements and other
                                            documentation evidencing the
                                            termination by the Existing Lenders
                                            of their Liens in and to the
                                            properties and assets of Borrowers
                                            and Guarantors;

                                    h.      the Mortgages;

                                    i.      the Pledge Agreements, together with
                                            the original certificates issued to
                                            each respective pledgor thereunder
                                            evidencing the pledged securities
                                            pledged to Agent pursuant thereto
                                            and stock powers executed in blank
                                            by each pledgor with respect
                                            thereto;

                                    j.      all original promissory notes and
                                            other instruments held by Borrowers
                                            evidencing Intercompany Loans, duly
                                            endorsed in favor of Agent, together
                                            with a collateral assignment and
                                            UCC-3 assignment of all Liens
                                            securing same;

                                    k.      Certificates of title for all of
                                            Borrowers and Guarantors' registered
                                            motor vehicles;

                           (d) Agent shall have received a certificate from the
Secretary of Borrowers and of Guarantors attesting to the respective resolutions of Borrowers' and Guarantors' Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrowers and Guarantors are a party and authorizing specific officers of Borrowers and Guarantor to execute the same;

                           (e) Agent shall have received copies of Borrowers'
and Guarantors' Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrowers and of Guarantors;

                           (f) Agent shall have received a certificate of status
with respect to Borrowers and Guarantors, dated within 45 days of the Closing Date, such certificate to be issued by the appropriate officer of the respective jurisdiction of organization of Borrowers and Guarantors, which certificate shall indicate that Borrowers and Guarantors are in good standing in such jurisdiction;

                           (g) Agent shall have received certificates of status
with respect to Borrowers and Guarantors, each dated within 45 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrowers and Guarantors are in good standing in such jurisdictions;

                           (h) Agent shall have received a certificate of
insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Agent and its counsel;

                           (i) Agent shall have received the Collateral Access
Agreement executed by the lessor of the Real Property at which the Beckley Smokeless coal preparation plant is located;

                           (j) Agent shall have received an opinion of
Borrowers' and Guarantors' counsel in form and substance satisfactory to Agent in its sole discretion;

                           (k) Solely with respect to the funding of the Term
Loan, Agent shall have received a current appraisal of Borrowers' Equipment prepared by John T. Boyd Company, using a methodology, and which appraisal shall be in all respects, satisfactory to Agent;

                           (l) As requested by Agent, review by Agent of all of
Borrowers' coal supply and brokerage agreements and leasehold agreements with respect to Real Property Collateral, the results of which shall be satisfactory to Agent in all respects;

                           (m) Agent's review of the Senior Notes and Senior
Notes Indenture, the results of which review shall be satisfactory to Agent in its sole discretion;

                           (n) Agent shall have received (i) Borrowers' Sources
and Uses of Funds with respect to the proceeds of the initial Advances and of the Term Loan made on the Closing Date, and (ii) Borrowers' business plan for their 1999 fiscal year, together with such other related information as Agent shall request, all of which shall be satisfactory to Agent;

                           (o) The Availability for all Borrowers under the
lending formulas provided for in Section 2.1(a) above, and within applicable sublimits and after deducting all applicable reserves established by Agent pursuant to Section 2.1(b) above, in each case as reasonably determined by Agent after the application of the proceeds of the initial Advances, the issuance of the initial Letters of Credit and the making of the Term Loan, and after payment of all Agent Expenses incurred as of the Closing Date, and provided that accounts payable and other Indebtedness of Borrowers are then at a level and in a condition reasonably acceptable to Agent, shall not be less than $5,000,000 on the Closing Date;

                           (p) Agent shall have received evidence reasonably
satisfactory to Agent that Borrowers have all material Permits and Bonds in full force and effect that are required by applicable federal, state and/or local laws and regulations, including, without limitation, applicable environmental laws, in order for Borrowers to conduct their mining business as presently and proposed to be conducted, and no material Permit shall be subject to any action or proceeding, which, if adversely determined, will or could result in the revocation thereof;

                           (q) Completion of a field survey of Borrowers and
Guarantors by Agent's examiners, the results of which must be acceptable to Agent;

                           (r) Agent shall have received satisfactory reference
checks for key management of Parent, Borrowers and Guarantors;

                           (s) [Intentionally Omitted]

                           (t) Agent shall have received appraisals reporting
the OLV of Borrowers' Inventory performed by John T. Boyd Company;

                           (u) Agent shall have received satisfactory evidence
that all tax returns required to be filed by Borrowers have been timely filed and all taxes upon Borrowers or their properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid, except such taxes that are the subject of a Permitted Protest;

                           (v) no Material Adverse Change shall have occurred
with respect to Borrowers and Guarantors since the date of Agent's latest field examination thereof; and

                           (w) all other documents and legal matters in
connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and its counsel;

Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 3.1 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 3.1.

                  3.2 CONDITIONS PRECEDENT TO ALL ADVANCES AND ALL LETTERS OF CREDIT. The following shall be conditions precedent to all Advances and all Letters of Credit hereunder:

                           (a) the representations and warranties contained in
this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                           (b) no Material Adverse Change shall have occurred;

                           (c) no Default or Event of Default shall have
occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                           (d) no injunction, writ, restraining order, or other
order of any nature prohibiting, directly or indirectly, the extending of such credit to Borrowers hereunder shall have been issued and remain in force by any Governmental Authority against Borrowers and/or Guarantors, Agent, the Lender Group, or any of their Affiliates; and

                           (e) with respect to all Borrowers, the amount of the
Revolving Facility Usage for all Borrowers, after giving effect to the requested Advance or Letter of Credit, shall not exceed Borrowers' aggregate Availability.

The foregoing conditions precedent are not conditions to each Lender (i) participating in or reimbursing Agent for such Lenders' Pro Rata Share of any drawings under Letters of Credit as provided herein, or (ii) participating in or reimbursing Foothill or the Agent for such Lenders' Pro Rata Share of any Foothill Loan or Agent Advance as provided herein.

                  3.3 CONDITION SUBSEQUENT. As a condition subsequent to initial closing hereunder, Borrowers shall perform or cause to be performed the following (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

                           (a) within 30 days of the Closing Date, deliver to
Agent the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Agent and its counsel;

                           (b) concurrently with the acquisition (that is
permitted hereunder) of any interest in any Real Property by any Borrower or any Guarantor, Borrowers shall execute and deliver, or cause such Guarantor to execute and deliver, to Agent, for the benefit of the Lender Group, a Mortgage upon such newly acquired interest in Real Property, subject only to Permitted Liens; and

                           (c) within sixty (60) days of the Closing Date, a
Collateral Access Agreement from Chesapeake Bay Piers, the owner of the public warehouse at which Borrowers store inventory located at 1501 East Patapsco Avenue, Baltimore, Maryland (provided that failure of Borrowers to deliver such Collateral Access Agreement shall not constitute an Event of Default but shall cause any Inventory located at such location to not be Eligible Inventory).

                  3.4      TERM.

                           (a) This Agreement shall become effective upon the
execution and delivery hereof by Borrowers, Borrowers' Agent and the Lender Group and shall continue in full force and effect for a term ending on the date (the "Termination Date") that is four (4) years from the Closing Date, unless sooner terminated pursuant to the terms hereof.

                           (b) The foregoing notwithstanding, the Lender Group
shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

                  3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrowers of

Borrowers' duties, Obligations, or covenants hereunder or under the other Loan Documents, and Agent's continuing security interests in the Collateral, for the benefit of the Lender Group, shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated.

                  3.6 EARLY TERMINATION BY BORROWERS. The provisions of Section
3.4 that provides for termination of this Agreement by Borrowers only on the Termination Date thereof notwithstanding, Borrowers have the option, at any time upon 45 days prior written notice to Agent, to terminate this Agreement by paying to Agent, for the ratable benefit of the Lender Group, in cash, the Obligations (including an amount equal to 105% of the undrawn amount of the Letters of Credit), in full, together with a premium (the "Early Termination Premium") equal to (a) three and one-half (3 1/2%) percent of the Maximum Amount, as then in effect, if such termination occurs at any time prior to the first anniversary of this Agreement, (b) two and one-half (2 1/2%) percent of the Maximum Amount, as then in effect, if such termination occurs at any time from and after the first anniversary of this Agreement through and including the day immediately prior to the second anniversary of this Agreement, and (c) one half (1/2%) percent of the Maximum Amount, as then in effect, if such termination occurs at any time from and after the second anniversary of this Agreement through and including the day immediately prior to the Termination Date; provided, however, that no Early Termination Premium shall be due and payable if this Agreement is terminated solely by reason of (x) replacement of the financing arrangements provided to Borrowers hereunder pursuant to new financing arrangements entered into between Borrowers and Norwest Bank Minnesota, National Association, or its successors, or (y) Lenders not funding "Term Loan B" to Borrowers within one hundred eighty (180) days after the Closing Date (as such quoted term is defined in that certain Letter of Intent, dated October 13, 1998, executed between Foothill and Borrowers' Agent).

                  3.7 TERMINATION UPON EVENT OF DEFAULT. If the Lender Group terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lender Group's lost profits as a result thereof, then notwithstanding anything to the contrary set forth in Section 3.6, Borrowers shall pay to Agent, for the ratable benefit of the Lender Group, upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by the Lender Group as the result of the early termination and Borrowers agree that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

         4.       CREATION OF SECURITY INTEREST.

                  4.1 GRANT OF SECURITY INTEREST. Each Borrower hereby grants to Agent, for the benefit of the Lender Group, continuing Liens on all right, title, and interest of Borrowers in and to all currently existing and hereafter acquired or arising Personal Property Collateral and Real Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents (the "Agent's Liens"). The Agent's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of the Lender Group or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of Inventory to buyers in the ordinary course of business, Permitted Dispositions, Permitted Supplemental Dispositions and other sales, transfers and dispositions of assets permitted by Section 7.4, Borrowers have no authority, express or implied, to dispose of any item or portion of the Personal Property Collateral or the Real Property Collateral. Subject to Section 2.4(b), the secured claims of the Lender Group secured by the Collateral shall be of equal priority, and ratable according to the respective Obligations due each member of the Lender Group.

                  4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, including, without limitation, Negotiable Collateral evidencing Intercompany Loans, Borrowers promptly shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

                  4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time from and after the occurrence and during the continuance of an Event of Default, Agent or Agent's designee may (a) notify customers or Account Debtors of Borrowers that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group, or that Agent, for the benefit of the Lender Group, has a security interest therein and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrowers agree that they will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by Borrowers.

                  4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Agent, Borrowers shall execute and deliver to Agent all financing statements, collateral assignments, continuation financing statements, fixture filings, security agreements, pledges, assignments, mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent reasonably may request, in form satisfactory to Agent, to perfect and continue perfected the Agent's Liens on the Collateral (whether now owned or hereafter arising or acquired), and in order to consummate fully all of the transactions contemplated hereby and under the other the Loan Documents. Notwithstanding the foregoing, Borrowers shall not be in default of their Obligations under this
Section 4.4 if Borrowers are unable to obtain Collateral Access Agreements or consents to assignments by Borrowers that may be requested by Agent from the owners of Real Property at any time leased to Borrowers, provided Borrowers shall have exercised their commercially reasonable efforts to obtain such Collateral Access Agreement or consent.

                  4.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails, within ten (10) days after Agent's written request therefor, to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, provided, that, Agent may exercise such power at any time, without any prior notice or request to Borrowers, if Agent determines, in its discretion, that it must exercise such power in order to maintain, protect and/or preserve any of the Collateral and/or the Liens of the Lender Group therein, (b) at any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing in connection with which Agent has exercised its rights set forth in Section 9.1(a), notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Agent, to receive and open all mail addressed to such Borrower, and to retain copies of all mail relating to the Collateral and forward all other mail to such Borrower, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as each Borrower's attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Groups' obligations to extend credit hereunder are terminated.

                  4.6 RIGHT TO INSPECT. Agent (through any of its officers, employees, or agents) shall have the right, from time to time hereafter, at reasonable times so long as no Event of Default has occurred and is continuing, to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

                  4.7 CONTROL AGREEMENTS. Borrowers agree that they will not transfer assets out of any Securities Accounts other than as permitted under
Section 7.22 and, if to another securities intermediary, unless each of Borrower, Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other investment property shall be modified by Borrowers without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any securities intermediary to liquidate or transfer the applicable Securities Account or any related investment property maintained or held thereby and remit the proceeds thereof to the Agent Account.

         5. REPRESENTATIONS AND WARRANTIES.

                  In order to induce the Lender Group to enter into this Agreement, Borrowers make the following representations and warranties to the Lender Group which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance or Letter of Credit made thereafter, as though made on and as of the date of the making of such Advance or Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

                  5.1 NO ENCUMBRANCES. Borrowers have good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

                  5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrowers' business, unconditionally owed to Borrowers without defenses, disputes, offsets, counterclaims, or rights of return or cancellation (collectively, "Claims"). If any Claims arise or are asserted with respect to the Eligible Accounts, Borrowers shall not be deemed to have breached the representation and warranty set forth in the first sentence of this Section 5.2, provided that Borrowers advise Agent of all such Claims in the detailed calculation of each Borrower's Borrowing Base next delivered to Agent pursuant to Section 6.2(d). Notwithstanding the foregoing, at such time as an Account becomes subject to any Claim, such Account shall only remain and be deemed an Eligible Account if and to the extent so provided in the definition of Eligible Accounts set forth in
Section 1, and regardless of whether Borrowers shall have reported such Claim to Agent in accordance with this Section 5.2 and Section 6.2(d). The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent, for immediate shipment to and unconditional acceptance by the Account Debtor. Borrowers have not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

                  5.3 ELIGIBLE INVENTORY. All Eligible Inventory is of good and merchantable quality, free from defects.

                  5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrowers' business and is fit for such purposes.

                  5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 6.12 or otherwise permitted by Section 6.12.

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
                  5.6 INVENTORY RECORDS. Borrowers keep correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrowers' cost therefor.

                  5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrowers are located at the address indicated in the preamble to this Agreement. The FEIN for each Borrower is as follows:

                      (a)      FEIN for Anker Energy: 51-0217205;

                      (b)      FEIN for Marine Coal Sales Company:         13-337813;

                      (c)      FEIN for Anker West Virginia Mining
                               Company, Inc.:                              55-0699931

                      (d)      FEIN for Patriot Mining Company, Inc.:      55-0550184

                      (e)      FEIN for Juliana Mining Company, Inc.:      55-0568083

                      (f)      FEIN for Vindex Energy Corporation:         55-0753903

                      (g)      FEIN for Anker Virginia Mining
                               Company, Inc.:                              54-1867395

                  5.8      DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                           (a) Each Borrower is duly organized and existing and
in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to constitute a Material Adverse Change.

                           (b) Set forth on Schedule 5.8, is a complete and
accurate description of the authorized capital Stock of Borrowers, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding and the number of such shares that are held in each Borrower's treasury. All such outstanding shares have been validly issued and, as of the Closing Date, are fully paid, nonassessable shares free of contractual preemptive rights. The issuance and sale of all such shares have been in compliance with all applicable federal and state securities laws. Other than as described on Schedule 5.8, there are no subscriptions, options, warrants, or calls relating to any shares of any Borrowers' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrowers are not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                           (c) Set forth on Schedule 5.8, is a complete and
accurate list of Borrowers' direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrowers. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                           (d) Except as set forth on Schedule 5.8, no capital
Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital Stock) of any direct or indirect Subsidiary of Borrowers are subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

                  5.9      DUE AUTHORIZATION; NO CONFLICT.

                           (a) The execution, delivery, and performance by
Borrowers of this Agreement and the Loan Documents to which each is a party have been duly authorized by all necessary corporate action.

                           (b) The execution, delivery, and performance by
Borrowers of this Agreement and the Loan Documents to which each is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to Borrowers, the Governing Documents of Borrowers, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrowers, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under (A) the Senior Notes and the Senior Note Indenture or (B) any other material contractual obligation or material lease of Borrowers, which could reasonably be expected to result in a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrowers, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrowers.

                           (c) Other than the taking of any action expressly
required under this Agreement and the Loan Documents, the execution, delivery, and performance by Borrowers of this Agreement and the Loan Documents to which Borrowers are a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person, except for the consent of certain third Persons, who are party to or have issued Non-assignable Property, that is required in accordance with the terms of such Non-assignable Property for Borrowers' valid granting of Liens or assignments of rights in such Non-assignable Property.

                           (d) This Agreement and the Loan Documents to which
Borrowers are a party, and all other documents contemplated hereby and thereby, when executed and delivered

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
by Borrowers will be the legally valid and binding obligations of Borrowers, enforceable against Borrowers in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                           (e) The Agent's Liens granted by Borrowers to Agent,
for the benefit of the Lender Group, in and to their respective properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

                  5.10 LITIGATION. There are no actions, investigations or proceedings pending by or against Borrowers or Guarantors or with respect to any of their Permits before any court or administrative agency and Borrowers do not have knowledge of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrowers or any of their Permits or any Guarantor, including, without limitation, information requests received with respect to any Real Property Collateral, "Mandalidis" claims, and grand jury investigations pending against any employees of Borrowers or Guarantors relating to the Mine Safety and Health Act of 1977, except for: (a) ongoing collection matters in which Borrowers and/or Guarantors are the plaintiff; (b) matters disclosed on Schedule 5.10; and
(c) matters arising after the date hereof that, if decided adversely to Borrowers and/or Guarantors, would not result in a Material Adverse Change.

                  5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Parent and its Subsidiaries that have been delivered by Borrowers to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrowers' (or Guarantors', as applicable) financial condition as of the date thereof and Borrowers' and Guarantors' results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers or Guarantors since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

                  5.12     NO FRAUDULENT TRANSFER.

                           (a) Each Borrower is Solvent.

                           (b) No transfer of property is being made by any
Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrowers.

                  5.13 EMPLOYEE BENEFITS. None of Borrowers, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrowers, each of their Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrowers or their Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrowers or their Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

                  5.14     ENVIRONMENTAL CONDITION.

                           (a) Except pursuant to applicable Permits, none of
Borrowers' or Guarantors' properties or assets has ever been used by Borrowers or Guarantors or, to the best of Borrowers' knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. Except as set forth on Schedule 5.14, and except for the discharge and treatment of acid mine drainage ("AMD"), none of Borrowers' or Guarantors' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. Except as set forth on Schedule 5.14, no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrowers or Guarantors. Except as set forth on Schedule 5.14, none of Borrowers or Guarantors is in receipt of a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrowers or Guarantors resulting in the releasing or disposing of Hazardous Materials into the environment in violation of Borrowers' or Guarantors' Permits, which could reasonably be expected to result in a Material Adverse Change.

                           (b) Except as set forth on Schedule 5.14, and other
than the discharge, disposal and treatment of AMD pursuant to appropriate Permits, there does not exist any investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other Person nor is any pending or, to the best of Borrower's knowledge, threatened, with respect to (i) any noncompliance with or violation of any environmental Legal Requirements by Borrowers or Guarantors in any material respect or (ii) the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacturer, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrowers or Guarantors or their businesses, operations or assets or any properties at which Borrower or Guarantors transported, stored or disposed of any Hazardous Materials in any material respect; and which in the case of any of the foregoing could reasonably be expected to result in a Material Adverse Change.

                           (c) Except as set forth on Schedule 5.14, Borrowers
and Guarantors do not have any material liability (contingent or otherwise other than the costs associated with the treatment of AMD) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any violation, or alleged violation, of any environmental Legal Requirements.

                  5.15 BROKERAGE FEES. No brokerage commission or finders fees has or shall be incurred or payable by the Lender Group in connection with or as a result of Borrowers' obtaining financing from the Lender Group under this Agreement, and other than Durham Capital and 21st Funding Corporation, whose fees and commissions will be paid in full by Borrowers on the Closing Date, Borrowers have not utilized the services of any broker or finder in connection with Borrowers' obtaining financing from the Lender Group under this Agreement.

                  5.16 PERMITS AND OTHER INTELLECTUAL PROPERTY.

                       (a) Except as set forth on Schedule 5.16, Borrowers own or possess adequate licenses or other rights to use all Permits, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets and know-how (collectively, the "Intellectual Property") that are necessary for the operation of their business as currently conducted, in all material respects. No claim is pending or threatened to the effect that any Borrower infringes upon, or conflicts with, the asserted rights of any other Person under any material Intellectual Property, and to the best of Borrowers' knowledge there is no basis for any such claim (whether pending or threatened). No claim is pending or threatened to the effect that any such material Intellectual Property owned or licensed by Borrowers, or in which Borrowers otherwise have the right to use is invalid or unenforceable by Borrowers, and to the best of Borrowers' knowledge there is not basis for any such claim (whether or not pending or threatened).

                       (b) In addition to, and not in limitation of the representations and warranties set forth in Section 5.16(a), except as set forth on Schedule 5.16, Borrowers have obtained all material Permits of any Governmental Authority required for the lawful conduct of their business and are in compliance in all material respects with the requirements of all applicable Legal Requirements of any such Governmental Authority (including, but not limited to, the West Virginia Department of Environmental Protection, West Virginia Department for Surface Mining Reclamation and Enforcement, Federal Mine and Safety and Health Administration, Federal Office of Surface Mining and Reclamation, and the Federal Environmental Protection Agency) relating to their business (including, without limitation, those set forth in or promulgated pursuant to ERISA, the Occupational Safety and Health Act of 1970, as amended, the Surface Mining Control and Reclamation Act of 1977, the Mine Safety and Health Act of 1977, the Fair Labor Standards Act of 1938, as amended, and environmental laws). Schedule 5.16 hereto sets forth all material Permits issued to Borrowers as of the date hereof by any Federal, State or local Governmental Authority and all Bonds that Borrowers are required to maintain in effect in connection therewith. The Permits constitute all permits, licenses, approvals, consents, certificates, orders or authorizations necessary for Borrowers to own and operate their business as presently conducted or proposed to be conducted where the failure to have such Permits would result in Material Adverse Change. Except as described on Schedule 5.16, all of the Permits are valid and subsisting and in full force and effect and there are no actions, claims or proceedings pending or threatened that seek the revocation, cancellation, suspension or modification of any of the Permits. Without limiting the foregoing, except as described on Schedule 5.16, no Borrower or Guarantor, nor any officers, directors or partner of such Borrower or Guarantor, nor any entity which "owns" or "control" or which is "owned" or "controlled" by Borrowers, Guarantors, or any Affiliates of any of the foregoing is ineligible to receive, renew, modify, amend or transfer a Permit as a result of violations reported on the Applicant Violator System operated by the United States Department of Interior and any related systems or procedures (the "AVS").

                  5.17 REAL PROPERTY. The schedules referenced in the Mortgages for a legal description of the Real Property Collateral include legal descriptions of, or references to, all fee and leasehold interests in Real Property located in the states of West Virginia, Kentucky and Virginia owned by Borrowers and Guarantors which constitute Material Properties.

         6.       AFFIRMATIVE COVENANTS.

                  Borrowers covenant and agree that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless the Lender Group shall otherwise consent in writing, Borrowers shall do all of the following:

                  6.1 ACCOUNTING SYSTEM. Maintain a standard and modern system of accounting that enables Borrowers to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Agent. Borrowers also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

                  6.2 COLLATERAL REPORTING. Provide Agent with the following documents at the following times in form satisfactory to Agent as to each
Borrower: (a) on each Business Day a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date, (b) on a monthly basis and, in any event, by no later than the 15th day of each month during the term of this Agreement, (i) a Solvency Certificate with respect to Parent (on a consolidated basis with its Subsidiaries) and with respect to each of Borrowers, and (ii) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent, and (iii) a detailed report identifying all then existing Estimated Billings, (c) on a monthly basis and, in any event, by no later than the 15th day of each month during the term of this Agreement, a report as to Borrowers' obligations owing in respect of Real Property leases, licenses and royalty agreements, a summary aging, by vendor, of Borrowers' accounts payable and any book overdraft, (d) on a weekly basis, (i) Inventory reports specifying Borrowers' Value (which Value shall be calculated based upon the Value in existence on the last day of the immediately preceding month) of its Inventory by category, with additional detail showing additions to and deletions from the Inventory, (ii) a detailed calculation of each Borrower's Borrowing Base and (iii) a report of all then outstanding Intercompany Loans by Anker Energy to all other Borrowers and to Guarantors, (e) on request of the Agent, notice of all returns, disputes, or claims, (f) upon request, copies of


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
invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by Borrowers, purchase orders and invoices, (g) on a quarterly basis, a detailed list of Borrowers' customers, (h) on a monthly basis, a calculation of the Dilution for the prior month; (i) on a quarterly basis, (i) a report as to Borrowers' then existing Inventory based on a physical survey or ground inspection of Borrowers' and Guarantors' Real Property prepared by a qualified independent firm, and in form and substance, satisfactory to Agent, and (ii) a report of the results of a search of the AVS as to Borrowers and Guarantors conducted within 15 days preceding the end of each such quarter, (j) such other reports as to the Collateral or the financial condition of Borrowers and/or Guarantors as Agent may request from time to time. Original sales invoices evidencing daily sales shall be mailed by Borrowers to each Account Debtor and, from and after the occurrence and during the continuance of an Event of Default, at Agent's direction, the invoices shall indicate on their face that the Account has been assigned to the Lender Group and that all payments are to be made directly to Agent for the benefit of the Lender Group.

                  6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent, with copies to each Lender: (a) as soon as available, but in any event within 45 days after the end of each month during each of Borrowers' fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Borrowers' operations during such period; and (b) as soon as available, but in any event within 90 days after the end of each of Borrowers' fiscal years, financial statements of Borrowers for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Agent stating that, in connection with their audits, nothing came to their attention that caused such accountants to believe that Borrowers failed to comply with the terms, covenants, provisions or conditions of Section 7.20 of this Agreement. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. If any Borrower is a parent company of one or more Subsidiaries, or Affiliates, or is a Subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above, Borrowers agree to deliver financial statements prepared on a consolidating basis so as to present Borrowers and each such related entity separately, and on a consolidated basis.

                      Together with the above, Borrowers also shall deliver to Agent, with copies to each Lender, Parent's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Parent with the SEC, if any, as soon as the same are filed, or any other information that is provided by Borrowers to their shareholders, and any other report reasonably requested by the Lender Group relating to the financial condition of Borrowers and/or Guarantors.

                      Each month, together with the financial statements provided pursuant to Section 6.3(a), Borrowers shall deliver to Agent, with copies to each Lender, a certificate signed by the chief financial officer of Parent to the effect that: (i) all financial statements delivered or caused to be delivered to any one or more members of the Lender Group hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrowers, (ii) the representations and warranties of Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and (iv) on the date of delivery of such certificate to Agent there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto).

                      Solely upon Agent's request after the occurrence and during the continuance of an Event of Default, Borrowers shall have issued written instructions to their independent certified public accountants authorizing them to communicate with Agent and to release to Agent whatever financial information concerning Borrowers that Agent may request. Borrowers hereby irrevocably authorize and direct all auditors, accountants, or other third parties to deliver to Agent, at Borrowers' expense, copies of Borrowers' financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Agent any information they may have regarding Borrowers' business affairs and financial conditions.

                      In addition to the financial statements required to be delivered as set forth above, not later than 30 days prior to the end of each fiscal year of Borrowers, Borrowers shall deliver to Agent financial projections (including projected income statements, balance sheets and statements of cash flow, all projected on a monthly basis for the succeeding fiscal year), in form and substance reasonably satisfactory to Agent. All such financial projections shall be reasonable, shall be prepared on a reasonable basis and in good faith, and shall be based on assumptions believed by the Borrowers to be reasonable at the time made and from the best information then available to the Borrowers.

                  6.4 TAX RETURNS. Upon request of the Agent, deliver to Agent copies of each of Borrowers' consolidated future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

                  6.5 GUARANTOR REPORTS. Cause any guarantor of any of the Obligations to deliver its annual financial statements at the time when Borrowers provide their audited financial statements to Agent.

                  6.6 RETURNS. Cause returns and allowances, if any, as between Borrowers and their Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrowers, as they exist at the time of the execution and delivery of this Agreement.


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If, at a time when no Event of Default has occurred and is continuing, any
Account Debtor returns any Inventory to Borrowers, Borrowers promptly shall determine the reason for such return and, if Borrowers accept such return, issue a credit memorandum in the appropriate amount to such Account Debtor.

                  6.7 TITLE TO EQUIPMENT. Upon Agent's request, Borrowers promptly shall deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

                  6.8 MAINTENANCE OF EQUIPMENT. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrowers shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property, unless the item of Equipment is critical to the functioning, and constitutes an integral part, of the Real Property at which it is located.

                  6.9 TAXES.

                      (a) Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrowers or any of their property or assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien) shall be the subject of a Permitted Protest.

                      (b) Make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of them by law, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto.

                      (c) Make timely payment or deposit of all tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrowers have made such payments or deposits.

                  6.10 INSURANCE.

                       (a) At its expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrowers also shall maintain business interruption, public liability, product liability, and property damage


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insurance relating to Borrowers' ownership and use of the Personal Property
Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                      (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure the Improvements and Chattels (as such terms are defined in the Mortgages), for the actual cash value thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Agent may require, but in any event in amounts sufficient to prevent Borrowers from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in an amount of not less than the amount of such insurance in effect as of the Closing Date; and (iii) insurance for such other risks as Agent may reasonably require. Replacement costs, at Agent's option, may be redetermined by an insurance appraiser, satisfactory to Agent, not more frequently than once every 12 months at Borrowers' cost.

                      (c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Agent. All insurance required herein shall be written by companies which have a Best's rating of A for capital and X for financial stability. All hazard insurance and such other insurance as Agent shall specify, shall contain, as applicable, a lender's loss payable or mortgagee endorsement, or an equivalent endorsement satisfactory to Agent, showing Agent as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Agent and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrowers or the Lender Group which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by the Lender Group pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Borrowers shall deliver to Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

                      (d) Original policies or certificates thereof satisfactory to Agent evidencing such insurance shall be delivered to Agent at least 30 days prior to the expiration of the existing or preceding policies. Borrowers shall give Agent prompt notice of any loss covered by such insurance. Prior to the occurrence of an Event of Default that is continuing, Agent shall have the exclusive right to adjust all losses which exceed $500,000 payable under any such insurance policies, in each case without any liability to Borrowers whatsoever in respect of such adjustments. Prior to the occurrence of an Event of Default that is continuing, any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above shall be paid over to Borrowers, and at any time while an Event of Default exits, all such monies received as payment for any such loss, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations without


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
premium, in such order or manner as Agent may elect, or shall be disbursed to Borrowers under stage payment terms satisfactory to Agent for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, the Lender Group shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or manner as Agent shall determine.

                       (e) Borrowers shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Agent is included thereon as named insured with the loss payable to Agent under, as applicable, a lender's loss payable or mortgagee endorsement or its local equivalent. Borrowers immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Agent.

                  6.11 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of Borrowers without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

                  6.12 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on Schedule 6.12; provided, however, that Borrowers may amend Schedule 6.12 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrowers provide any financing statements or fixture filings necessary or advisable to perfect and continue perfected the Agent's Liens on such assets and also provides to Agent, upon request of Agent, a Collateral Access Agreement with respect to any such Inventory or Equipment that has been moved to a new location.

                  6.13 COMPLIANCE WITH LAWS; NOTICE OF NON-COMPLIANCE.

                       (a) Mine and produce all Inventory in accordance with and otherwise comply with the requirements of all Permits then in effect and all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Surface Mining Control and Reclamation Act of 1977, 30 U.S.C.
Section 1201 et seq. or the West Virginia counterpart thereto, the Federal Mine Safety and Health Act of 1977, the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act, the Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Hazardous Materials Transportation Act, as amended, U.S. Department of Transportation and Environmental Protection Agency regulations, and applicable state


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counterparts to any of such laws and any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials, the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to result in a Material Adverse Change.

                       (b) Provide Agent on a monthly basis with a report of all notices delivered by any Governmental Authority to Borrowers or Guarantors alleging violation of or non-compliance with any Permits or any applicable laws, rules, regulations or orders referred to in Section 6.13(a) that could reasonably be expected to result in a Material Adverse Change and promptly after Borrowers or Guarantors have received notice from a Governmental Authority that a Permit has been or shall be revoked, rescinded, suspended or amended in a manner that will result in a Material Adverse Change, furnish Agent with a written report thereof describing the foregoing and advising Agent of the actions Borrowers are taking and propose to take to remedy same.

                       (c) Without limiting the generality of the foregoing, whenever there is material non-compliance with any Legal Requirements, or any condition which requires any action by or on behalf of Borrowers in order to avoid any material non-compliance with any Legal Requirements relating to the use, disposal, treatment or generation of Hazardous Materials, Borrowers shall, at the request of Agent and at Borrowers' expense: (i) cause an independent environmental engineer reasonably acceptable to Agent to conduct such tests of the site where Borrowers' non-compliance or alleged non-compliance with Legal Requirements has occurred as to such non-compliance and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such non-compliance, or Borrowers' response thereto or the estimated costs thereof, shall change in any material respect.

                  6.14 EMPLOYEE BENEFITS.

                       (a) Cause to be delivered to Agent: (i) promptly, and in any event within 10 Business Days after Borrowers or any of their Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrowers describing such ERISA Event and any action that is being taking with respect thereto by Borrowers, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrowers or any such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrowers, any of their Subsidiaries or, to the knowledge of Borrowers, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days


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
after receipt by Borrowers, any of their Subsidiaries or, to the knowledge of Borrowers, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                       (b) Cause to be delivered to Agent, upon Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrowers or their Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrowers or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrowers or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Parent or its Subsidiaries under any Retiree Health Plan.

                  6.15 LEASES. Pay when due all rents, royalties and other amounts payable under any leases to which Borrowers are a party or by which Borrowers' properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrowers fail timely to make payment of such rents, royalties and other amounts payable when due under its leases, Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts, as determined by Agent, against the Borrowing Base of all Borrowers or of any of them.

                  6.16 BROKER COMMISSIONS. Pay any and all brokerage commission or finders fees incurred or payable in connection with or as a result of Borrowers' obtaining financing from the Lender Group under this Agreement.

                  6.17 PERMIT BLOCKS. If information in the AVS triggers a permit or license block against Borrowers which has an adverse effect on (a) Borrowers' mining operations, (b) Borrowers' ability to make payments hereunder or under any of the Loan Documents, or (c) the value of any of the Collateral, Borrowers' Agent shall immediately notify Agent and promptly take and diligently pursue any and all actions which are necessary or required to remove the permit or license block, including, but not limited to, correcting any violations arising out of Borrowers' operations and challenging the AVS ownership and control link, in accordance with the procedures set forth in 30 CFR Section 773.25.


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         7.       NEGATIVE COVENANTS.

                  Borrowers covenant and agree that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers will not do any of the following without the Lender Group's prior written consent delivered on behalf of the Lenders by the Agent:

                  7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                      (a) Indebtedness evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

                      (b) Indebtedness set forth on Schedule 7.1, including, without limitation, the Indebtedness owing under the Senior Notes;

                      (c) Indebtedness secured by Permitted Liens;

                      (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrowers, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) except with respect to the refinancing of the Indebtedness evidenced by the Senior Notes (as so refinanced, the "Refinanced Senior Note Indebtedness"), such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness, and (v) solely with respect to the Refinanced Senior Note Indebtedness, in addition to and not in limitation of the foregoing, (A) the maturity of the Refinanced Senior Note Indebtedness shall not occur prior to the Termination Date, (B) the proceeds of the Refinanced Senior
Note Indebtedness shall be used to repay and satisfy the Senior Notes in full or in part, (C) to the extent the Refinancing Senior Note Indebtedness shall be secured by Permitted Liens described in Section 7.2, the holders of the Refinanced Senior Note Indebtedness ("Refinanced Senior Note Holders") shall have entered into and executed with Agent an intercreditor agreement, in form and substance satisfactory to Agent in its sole discretion (the "Refinanced Senior Note Intercreditor Agreement"), which shall provide, among other things, that the Liens granted by Borrowers and Guarantors to the Refinanced Senior Note Holders in any Collateral shall be fully subordinated in right and priority to the Liens now or hereafter granted therein to the Lender Group and the Refinanced Senior Note Holders shall have no rights whatsoever to enforce their Liens therein unless and until all Obligations owing to the Lender Group have been indefeasibly paid in full, and (D) no Default or Event of Default shall


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
exist on the date Borrowers and/or Guarantors propose to incur the Refinanced Senior Note Indebtedness;

                      (e) Intercompany Loans permitted pursuant to Section 7.13, provided that, such Indebtedness shall not be evidenced by any promissory note or other instrument, unless the original of such note or other instrument is pledged and delivered to Agent (with such endorsement thereof as Agent shall require); and

                      (f) Indebtedness in respect of the Replacement Term Loan permitted pursuant to Section 2.3(a).

                  7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of the Collateral or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(d) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

                  7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.

                      (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital Stock, except for the merger of any one or more Borrowers into another Borrower or the consolidation of one or more Borrowers upon no less than thirty (30) days prior written notice thereof to Agent.

                      (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

                      (c) Convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets, other than pursuant to a Permitted Disposition or a Permitted Supplemental Disposition.

                  7.4 DISPOSAL OF ASSETS. Sell, lease, assign, transfer, or otherwise dispose of any of Borrowers' properties or assets other than:

                      (a) Sales of Inventory to buyers in the ordinary course of Borrowers' business as currently conducted;

                      (b) Permitted Dispositions; and

                      (c) Permitted Supplemental Dispositions approved in writing by the Agent.

                  7.5 CHANGE NAME. Except upon thirty (30) days prior written notice to the Agent, change any Borrower's name, FEIN, corporate structure (within the meaning of Section 9-402(7) of the Code), or identity, or add any new fictitious name.


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
                  7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except (a) by endorsement of instruments or items of payment for deposit to the account of Borrowers or which are transmitted or turned over to Agent, and (b) as otherwise permitted, and the guarantee by one or more Borrowers of any Indebtedness of another Borrower or Guarantor otherwise permitted pursuant to Section 7.1.

                  7.7 NATURE OF BUSINESS. Make any change in the principal nature of Borrowers' business, taken as a whole.

                  7.8  PREPAYMENTS AND AMENDMENTS.

                       (a) Except in connection with a refinancing permitted by
Section 7.1(d) or a Permitted Disposition to the extent permitted by Section 2.3(a), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

                       (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), or (d).

                  7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

                  7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale other than a sale of Inventory on consignment having a Value not in excess of $500,000 at any one time, except that, no such consigned Inventory permitted herein shall constitute Eligible Inventory.

                  7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than capital Stock) on, or purchase, acquire, redeem, or retire any of Borrowers' capital Stock, of any class, whether now or hereafter outstanding, except for dividends declared out of legally available funds therefor in connection with:

                       (a) Parent's payment of dividends in cash on Parent's Class C Preferred Stock and Class D Preferred Stock in accordance with the terms thereof as in effect on the date hereof;

                       (b) Parent's repurchase or redemption of its Stock from the estate of John J. Faltis, deceased;

                       (c) In the event of the death of P. Bruce Sparks, Parent's repurchase or redemption of his Stock from his estate, heirs or legatees or any Person controlled by such decedent immediately prior to his death, provided that the same is paid for solely with the proceeds of life insurance in excess of the cash surrender value thereof immediately prior to such


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
decedent's death and the premiums for which were funded in the ordinary course of business; and

                       (d) the repurchase by Parent, in an amount not to exceed $3,000,000 in the aggregate after the Closing Date, of its common Stock issued by Parent to employees of the Parent pursuant to the Anker Coal Group, Inc. 1997 Omnibus Stock Incentive Plan in accordance with the call and right of first refusal rights set forth in (x) Article XI of the Anker Coal Group, Inc. 1997 Omnibus Stock Incentive Plan, (y) Article 5 of the Anker Coal Group, Inc. Stock Option Grant Agreement and (z) Section 5 and Section 6 of the Anker Coal Group, Inc. Restricted Stock Award Agreement, provided that no Default or Event of Default would result therefrom;

provided that, (i) Borrowers' Agent shall give Agent thirty (30) days prior notice of any such proposed dividend payment described in Section 7.11(b), (c) and (d), including the amount of the proposed dividend and the proposed date for payment thereof ("Dividend Payment Date"), (ii) no Default or Event of Default shall exist on the Dividend Payment Date, (iii) other than with respect to a dividend payment to be made pursuant to Section 7.11(a), Borrowers shall have Excess Availability on the Dividend Payment Date, after giving effect to the proposed dividend payments to be made on such Dividend Payment Date, in an aggregate amount of at least $5,000,000, and (iv) the dividend payment described in such notice thereof delivered to Agent must be paid (if permitted hereunder) on or before seven (7) days after the Dividend Payment Date.

                  7.12 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrowers' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrowers' financial condition. Borrowers waive the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

                  7.13 INVESTMENTS; LOANS. Directly or indirectly make any investments, loans or advances or acquire, or incur any liabilities (including contingent obligations) for or in connection with:

                  (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person;

                  (b) the acquisition of all or substantially all of the properties or assets of a Person;

                  (c) loans, advances, capital contributions, or transfers of property to a Person, except for:

                       (i) investments outstanding on the Closing Date as set forth on Schedule 7.13;

                       (ii) operating deposit accounts with banks, etc.;

                       (iii) Permitted Investments;

                       (iv) equity investments by the Parent and its Subsidiaries in their Subsidiaries;

                       (v) Interest Rate Protection Agreements entered into as bona fide hedges against fluctuations in interest rates applicable to Indebtedness for the Parent and Borrowers and not for speculative purposes;

                       (vi) loans made in the ordinary course of business in an aggregate amount not exceeding $3,000,000 at any one time outstanding;

                       (vii) Guarantees constituting agreements to perform reclamation obligations of Borrowers and Guarantors and to reimburse or indemnify the issuers of reclamation bonds covering reclamation obligations of Borrowers and Guarantors for expenditures thereunder, provided that the aggregate amount payable under all such Guarantees may not at any one time exceed $2,500,000;

                       (viii) a contribution to Summit Energy Group, LLC ("Summit") of $500,000 made by Patriot Mining Company, Inc. prior to September 1, 1997 in the form of a prepaid advance minimum royalty on a lease that was subleased to Summit, and loans to Summit in an aggregate principal amount not exceeding $500,000 at any one time outstanding; and

                       (ix) Intercompany Loans made from time to time by Anker Energy or Marine to any other Borrower in such amounts as Anker Energy or Marine shall determine and Intercompany Loans to the following Guarantors in the respective maximum aggregate amount during each fiscal year for each Guarantor as set forth below, provided that, with respect to each proposed Intercompany Loan and as a condition precedent thereto, (A) the Agent shall have received the Solvency Certificates required pursuant to Section 6.2, which shall be satisfactory to Agent, (B) both for the thirty (30) days immediately preceding the date of the proposed Intercompany Loan and on the date thereof and after giving effect thereto, (1) in the case of an Intercompany Loan proposed to be made to Parent (other than with the proceeds of Permitted Dispositions and Permitted Supplemental Dispositions) that will be used by Parent to prepay and purchase all or any portion of the Senior Notes, Borrowers shall have Excess Availability in an amount in excess of $10,000,000, and (2) in the case of all other Intercompany Loans proposed to be made to Parent that will be used for any other purpose and all Intercompany Loans proposed to be made to any other Guarantor, Borrowers shall have Excess Availability in an amount in excess of $5,000,000, and (C) no Default or Event of Default shall exist and be continuing at the time the proposed Intercompany Loan is to be made:


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
                                              MAXIMUM INTERCOMPANY LOANS
GUARANTOR                                        FOR EACH FISCAL YEAR
---------                                     --------------------------

(1)  Parent                           $12,250,000, plus the aggregate amount of
                                      costs and expenses (including, without
                                      limitation, federal, state and local
                                      taxes) paid by Parent for its own account and for the account of its Subsidiaries as consolidated group expenses and the aggregate amount of distributions permitted to be made by Parent pursuant to
                                      Section 7.11

(2)  Simba Group, Inc.                $500,000

(3)  Hawthorne Coal Company Inc.      $500,000

(4)  Anker Power Services, Inc.       $250,000

(5)  Bronco Mining Company, Inc.      $1,500,000

(6)  King Knob Coal Co., Inc.         $500,000

(7)  Upshur Property, Inc.            $1,500,000

(8)  Melrose Coal Company, Inc.       $500,000

(9)  New Allegheny Land Holding Co.   $250,000

Intercompany Loans shall be made (subject to the terms and conditions of this clause (ix)) solely for the purpose of funding the working capital requirements and for general corporate purposes in the ordinary course of business of the borrower thereof and, without limiting the generality of the foregoing in the case of Parent, for the purpose of funding the payment of interest accrued and accruing on the Senior Notes or, if applicable, on the Refinanced Senior Note Indebtedness, to prepay and purchase a portion of the Senior Notes and operating expenses and taxes paid by Parent for its own account or for the account of Borrowers and the other Guarantors as consolidated group expenses and distributions permitted to be made by Parent pursuant to Section 7.11. For the avoidance of doubt, notwithstanding anything to the contrary set forth in this Agreement, if Borrowers request any Advance the proceeds of which shall be used to make an Intercompany Loan to or for the account of Parent for the purpose of prepayment and purchase of all or any portion of the Senior Notes, unless such requested Advance constitutes a re-borrowing of proceeds of Permitted Dispositions and/or Permitted Supplemental Dispositions that have been remitted to Agent pursuant to Section 2.3(a)(iii) within ninety (90) days after the consummation of the Permitted Disposition and/or Permitted Supplemental Disposition, Borrowers must have Excess Availability in an amount equal to $10,000,000 both for the thirty (30) days immediately preceding the date of such Borrowing and after giving effect thereto.


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
                  Notwithstanding the foregoing, Borrowers shall not make any of the investments, loans or advances, or acquire or incur any of the liabilities otherwise permitted pursuant to clauses (vii) and (viii) above, inclusive (each, a "Proposed Transaction"), unless, in each case, Borrowers have Excess Availability in an aggregate amount of not less than $5,000,000 both (x) for the thirty (30) days immediately preceding the Proposed Transaction and (y) on the date of consummation of the Proposed Transaction and after giving effect thereto.

                  7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrowers, except for (a) sale of coal by certain Borrowers to other Borrowers for the purpose of ultimate sale thereof to customers of Borrowers who are not Affiliates of Borrowers, (b) Intercompany Loans otherwise permitted by Section 7.13, and (c) other transactions that are in the ordinary course of Borrowers' business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Borrowers than would be obtained in an arm's length transaction with a non-Affiliate.

                  7.15 SUSPENSION. Suspend or go out of a substantial portion of their business, taken as a whole, other than as a result of the consummation of Permitted Dispositions and Permitted Supplemental Dispositions.

                  7.16 COMPENSATION. Increase the annual fee or per-meeting fees paid to directors during any year by more than 15% over the prior year; pay or accrue total cash compensation, during any year, to officers and senior management employees in an aggregate amount in excess of 125% of that paid or accrued in the prior year, plus such additional amounts as the Agent may approve in connection with Parent's Employee Incentive Plan covering employees of Borrowers.

                  7.17 USE OF PROCEEDS. Use the proceeds of the Advances and the Term Loan made hereunder for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding Indebtedness owing to the Existing Lenders, and
(ii) to pay transactional costs and expenses incurred in connection with this Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for their working capital and their lawful general corporate purposes in the ordinary course of their respective businesses and, (c) in the case of Anker Energy and Marine, to make Intercompany Loans permitted by Section 7.13.

                  7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, Borrowers provide any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and also provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent or delivery to Agent of a Collateral Access Agreement executed by such Person.


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
                  7.19 NO PROHIBITED TRANSACTIONS UNDER ERISA. Directly or indirectly:

                       (a) engage, or permit any Subsidiary of Borrowers to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                       (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                       (c) fail, or permit any Subsidiary of Borrowers to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                       (d) terminate, or permit any Subsidiary of Borrowers to terminate, any Benefit Plan where such event would result in any liability of Borrowers, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

                       (e) fail, or permit any Subsidiary of Borrowers to fail, to make any required contribution or payment to any Multiemployer Plan;

                       (f) fail, or permit any Subsidiary of Borrowers to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

                       (g) amend, or permit any Subsidiary of Borrowers to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrowers, any Subsidiary of Borrowers or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                       (h) withdraw, or permit any Subsidiary of Borrowers to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrowers, any of its Subsidiaries or any ERISA Affiliate in excess of $500,000.


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
                  7.20 FINANCIAL COVENANTS. Fail to maintain:

                       (a) EBITDA. (i) EBITDA of at least the following amounts, measured on a cumulative basis for that portion of Borrowers' fiscal year ending on the respective dates set forth below:

                              3/31/99           $ 2,000,000
                              6/30/99           $ 5,000,000
                              9/30/99           $ 8,000,000
                              12/31/99          $12,000,000; and

                           (ii) Commencing with Borrowers' fiscal quarter ending
on March 31, 2000 and for each fiscal quarter thereafter, EBITDA of at least $12,000,000 measured on a cumulative basis, as of the end of each of Borrowers' fiscal quarters, for the Borrowers immediately preceding four (4) fiscal quarters (including the fiscal quarter then ended).

                  7.21 CAPITAL EXPENDITURES. Make Capital Expenditures in any fiscal year in excess of the sum of $12,000,000, plus the proceeds of Permitted Dispositions and Permitted Supplemental Dispositions that Borrowers are not otherwise required to apply to the prepayment of the Term Loan pursuant to
Section 2.3(a).

                  7.22 SECURITIES ACCOUNTS. Borrowers shall not establish or maintain any Securities Account unless Agent shall have received a Control Agreement, duly executed and in full force and effect, in respect of such Securities Account. Borrowers agree that they will not transfer assets out of any Securities Accounts; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrowers may use such assets to the extent permitted by this Agreement.

         8.       EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

                  8.1 If Borrowers or Guarantors fail to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations); provided, however, that in the case of Overadvances that are caused by the charging of interest, fees or Lender Group Expenses to the Loan Account, such event shall not constitute an Event of Default if, within five (5) Business Days of incurring any such Overadvance, Borrowers repay in full, or otherwise eliminate, such Overadvance;

                  8.2 (a) If Borrowers or Guarantors fail to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.2 (Collateral Reporting),


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
Section 6.3 (Financial Statements, Reports, Certificates), Section 6.4 (Tax Returns), Section 6.7 (Title to Equipment), Section 6.12 (Location of Inventory and Equipment), Section 6.13 (Compliance with Laws), Section 6.14 (Employee Benefits) or Section 6.15 (Leases) of this Agreement and such failure continues for a period of five (5) Business Days; or

                      (b) If Borrowers or Guarantors fail or neglect to perform, keep or observe (i) any term, provision, condition, covenant or agreement contained in Section 6.1 (Accounting System) or Section 6.8 (Maintenance of Equipment) of this Agreement, or (ii) any term, provision, covenant or agreement of any of the Loan Documents (unless Borrowers' or Guarantors' failure to comply with such terms, provisions, covenants or agreements would otherwise constitute an Event of Default under any other provision of this Section 8, in which event the other provisions of this Section 8 shall expressly govern), and such failure continues for a period of fifteen (15) Business Days; or

                      (c) If Borrowers or Guarantors fail or neglect to perform, keep or observe any other term, provision, condition, covenant or agreement contained in this Agreement or in any of the other Loan Documents in each case other than as otherwise specifically set forth in this Section 8;

                  8.3 If there occurs a Change of Control;

                  8.4 If any material portion of Borrowers' and/or Guarantors' properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

                  8.5 If an Insolvency Proceeding is commenced by Borrowers;

                  8.6 If an Insolvency Proceeding is commenced against Borrowers and/or Guarantors and any of the following events occur: (a) Borrowers and/or Guarantors consent to the institution of the Insolvency Proceeding against them;
(b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent, Foothill, and any other member of the Lender Group shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrowers and/or Guarantors; or (e) an order for relief shall have been issued or entered in respect thereof;

                  8.7 If any Permit is suspended or revoked such that Borrowers and/or Guarantors are enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of their business affairs;

                  8.8 (a) If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrowers' properties or assets, in an amount, individually, or in the aggregate, in excess of (x) $50,000 in the case of a Lien, levy or assessment in respect of unpaid payroll taxes, and such notice of Lien, levy or assessment is not released within fifteen (15) days after the filing thereof, and (y) $500,000 in the case of any other Lien, levy or assessment, or any suspension or revocation of any Permit is effected, by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or (b) if any taxes (other than payroll taxes) or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrowers' properties or assets and the same is not paid on the payment date thereof, unless bonded or stayed on appeal within thirty (30) days after the occurrence thereof and such Lien is then the subject of a Permitted Protest (provided, that, nothing contained herein shall limit, impair or affect Agent's continuing right to establish and maintain reserves with respect to any of the foregoing pursuant to Section 2.1(b));

                  8.9 If a judgment or other claim (other than in respect of unpaid payroll taxes) becomes a Lien or encumbrance upon any material portion of Borrowers' properties or assets in an amount, individually, or in the aggregate, in excess of $500,000, unless bonded or stayed on appeal within thirty (30) days after the occurrence thereof and such Lien or encumbrance is then the subject of a Permitted Protest (provided, that, nothing contained herein shall limit, impair or affect Agent's continuing right to establish and maintain reserves with respect to any to any such Lien, levy or assessment pursuant to Section 2.1(b));

                  8.10 If there is a default under the Senior Notes and/or Senior Notes Indenture or (if applicable) the Refinanced Senior Note Indenture in any other material agreement involving a sum in excess of $500,000 to which Borrowers or Guarantors are a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the holders of the Senior Notes and/or the Trustee under the Indenture or by such other third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrowers' or Guarantors' obligations thereunder;

                  8.11 If Borrowers or Guarantors or any other Affiliate make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

                  8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by Borrowers' Agent or Borrowers or any officer, or director of Borrowers' Agent or Borrowers, or if any such warranty or representation is withdrawn; or

                  8.13 If the obligation of any Guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the Guarantor or other third Person thereunder, or any such Guarantor or other third Person becomes the subject of an Insolvency Proceeding.


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         9.       THE LENDER GROUP'S RIGHTS AND REMEDIES.

                  9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Borrowers:

                      (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                      (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group;

                      (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting Agent's rights and security interests, for the benefit of the Lender Group, in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

                      (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrowers' Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                      (e) Cause Borrowers to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other property of Borrowers or in Borrowers' possession and conspicuously label said returned Inventory as the property of the Lender Group;

                      (f) Without notice to or demand upon Borrowers or any guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrowers agree to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent as Agent may designate. Borrowers authorize Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith. With respect to any of Borrowers' owned or leased premises, Borrowers hereby grant Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;


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
                      (g) Without notice to Borrowers (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrowers held by the Lender Group (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrowers held by the Lender Group;

                      (h) Hold, as cash collateral, any and all balances and deposits of Borrowers held by the Lender Group, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

                      (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Borrowers hereby grant to Agent a license or other right to use, without charge, Borrowers' labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrowers' rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                      (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                      (k) Agent shall give notice of the disposition of the Personal Property Collateral as follows:

                          (i) Agent shall give Borrowers and each holder of a
security interest in the Personal Property Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                          (ii) The notice shall be personally delivered or
mailed, postage prepaid, to Borrowers as provided in Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrowers claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Agent;


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
                          (iii) If the sale is to be a public sale, Agent also
shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                      (l) Direct the Trustee holding the Mortgages to exercise the power of sale contained in, and to foreclose upon, the Mortgages, or such of the Mortgages as the Required Lenders shall designate;

                      (m) The Lender Group may credit bid and purchase at any public sale;

                      (n) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

                      (o) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrowers.

                  9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, all other agreements, the Code and other applicable law shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

         10.      TAXES AND EXPENSES.

                  If Borrowers fail to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, royalties, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent determines that such failure by Borrowers could result in a Material Adverse Change, in its discretion and without prior notice to Borrowers, Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrowers' Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.


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         11.      WAIVERS; INDEMNIFICATION.

                  11.1 DEMAND; PROTEST; ETC. Borrowers waive demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrowers may in any way be liable.

                  11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. Borrowers hereby agree that: (a) so long as the Lender Group complies with its obligations, if any, under Section 9-207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person; and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

                  11.3 INDEMNIFICATION. Borrowers shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrowers shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the other Obligations.

                  11.4 COUNTERCLAIMS. Borrowers waive the right to assert any counterclaims (other than compulsory counterclaims) against the Lender Group in connection with any action, cause of action or other proceeding commenced by the Lender Group under, in connection with or in any manner related to this Agreement or the other Loan Documents.

         12.      NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for


                                       89
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financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to the relevant party at its address set forth below:

        If to Borrowers              ANKER COAL GROUP, INC.
        in care of Borrowers'        2708 Cranberry Square
        Agent:                       Morgantown, West Virginia 26505
                                     Attn: President and Chief Financial Officer
                                     Fax No.(304) 594-369

        With a courtesy copy         KLETT LIEBER ROONEY & SCHORLING
        to counsel to Parent         One Oxford Centre
        and its Subsidiaries:        40th Floor
                                     Pittsburgh, Pennsylvania 15219-6498
                                     Attn: Craig S. Heryford
                                     Fax No. (412) 392-2128

        If to Agent or
        the Lender Group
        in care of Agent:            FOOTHILL CAPITAL CORPORATION
                                     11111 Santa Monica Boulevard
                                     Suite 1500
                                     Los Angeles, California 90025-3333
                                     Attn:  Business Finance Division Manager
                                     Fax No. (310)478-9788

                            The parties hereto may change the address at which
they are to receive notices hereunder, by notice in writing in the foregoing manner given to all other parties. All notices or demands sent in accordance with this Section 12, other than notices by the Lender Group in connection with Sections 9-504 or 9-505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrowers acknowledge and agree that notices sent by the Lender Group in connection with Sections 9-504 or 9-505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above. Failure of Agent to deliver to counsel to Parent and its Subsidiaries above-named a copy of any notice delivered hereunder by Agent to Borrowers' Agent, on behalf of Borrowers, otherwise in accordance with Section 12 shall not in any manner limit, impair or affect the effectiveness or validity of such notice delivered to Borrowers' Agent.

            13.         CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                        THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER


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LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION,
INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                        THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS, BORROWERS' AGENT AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.

BORROWERS, BORROWERS' AGENT AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS, BORROWERS' AGENT AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            14.         DESTRUCTION OF BORROWERS' DOCUMENTS.

                        All documents, schedules, invoices, agings, or other papers delivered to any one or more members of the Lender Group may be destroyed or otherwise disposed of by such member of the Lender Group four (4) months after they are delivered to or received by such member of the Lender Group, unless Borrowers' Agent requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrowers' expense, for their return.


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            15.         ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

                        15.1        ASSIGNMENTS AND PARTICIPATIONS.

                                    (a) Any Lender may, with the written consent
of Agent, and, provided no Default or Event of Default then exists, with the written approval of Borrowers' Agent on behalf of Borrowers, which approval shall not be unreasonably withheld, assign and delegate to one or more assignees (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee) (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that
(i) Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrowers' Agent and Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall have delivered to Borrowers' Agent and Agent an Assignment and Acceptance ("Assignment and Acceptance") in form and substance satisfactory to Agent; and (C) the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $2,500. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender, and (ii) notwithstanding the foregoing, no approval of Agent or Borrowers shall be required in connection with a Lender's assignment of all of its Pro Rata Share of the Obligations and its Commitment pursuant to such Lender's transfer of all or a material portion of its commercial loan portfolio to another lending institution, whether pursuant to a sale of assets to, or as a result of a merger or consolidation with, another lending institution.

                                    (b) From and after the date that Agent
notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrowers and the Assignee.

                                    (c) By executing and delivering an
Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other



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and the other parties hereto as follows: (1) other than as provided in such
Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto;
(2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or Guarantors or the performance or observance by Borrowers or Guarantors of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                                    (d) Immediately upon each Assignee's making
its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                                    (e) Any Lender may at any time, with the
written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating;
(B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan


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Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrowers, Borrowers' Agent, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

                                    (f) In connection with any such assignment
or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' business.

                                    (g) Any other provision in this Agreement
notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                        15.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrowers from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 15.1 hereof and, except as expressly required pursuant to Section 15.1 hereof, no consent or approval by Borrowers are required in connection with any such assignment.

            16.         AMENDMENTS; WAIVERS.

                        16.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders), Borrowers and Borrowers' Agent and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver,


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amendment, or consent shall, unless in writing and signed by all the Lenders,
Borrowers and Borrowers' Agent and acknowledged by Agent, do any of the following:

                                    (a) increase or extend the Commitment of any
Lender;

                                    (b) postpone or delay any date fixed by this
Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                                    (c) reduce the principal of, or the rate of
interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                                    (d) change the percentage of the Commitments
that is required for the Lenders or any of them to take any action hereunder;

                                    (e) amend this Section or any provision of
the Agreement providing for consent or other action by all Lenders;

                                    (f) release Collateral other than as
permitted by Section 17.11;

                                    (g) increase the sublimit for credit
available against Eligible Inventory (currently contained in clause (y) of Section 2.1(a));

                                    (h) change the definition of "Required
Lenders";

                                    (i) release Borrowers from any Obligation
for the payment of money; or

                                    (j) amend any of the provisions of Article
17.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document; and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Foothill in its individual capacity as a Lender, affect the specific rights or duties of Foothill in its individual capacity as a Lender (as contrasted with rights or duties of Foothill as a member of the Lender Group) under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers or of Borrowers' Agent.

                        16.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any


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present or future supplement hereto or thereto, or in any other agreement between or among Borrowers, Borrowers' Agent and Agent or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

            17.         AGENT; THE LENDER GROUP.

                        17.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints Foothill as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Article 17. The provisions of this Article 17 are solely for the benefit of Agent and the Lenders, and Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein; provided, however, that certain of the provisions of Section 17.10 hereof also shall be for the benefit of Borrowers. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representative of the Lenders, and has only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the sole and exclusive right on behalf of the Lender Group to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Letters of Credit, the Term Loan, the Collateral, the Collections, and related matters; (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents;
(c) make Advances, the Letters of Credit, and the Term Loan, for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents


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for the foregoing purposes with respect to the Collateral and the Collections;
(f) perform, exercise, and enforce, exclusively on behalf of the Lender Group, any and all other rights and remedies of the Lender Group with respect to Borrowers, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

                        17.2 DELEGATION OF DUTIES. Except as otherwise provided in this section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this section and without gross negligence or willful misconduct.

                        17.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrowers or any Subsidiary or Affiliate of Borrowers, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrowers or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrowers, Guarantors or any of their Subsidiaries or Affiliates.

                        17.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan


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Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                        17.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender, Borrowers or Borrowers' Agent referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 17.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

                        17.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers, Guarantors and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers, Guarantors and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers, Guarantors and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers, Guarantors and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

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                  17.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

                  17.8 AGENT IN INDIVIDUAL CAPACITY. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrowers, Guarantors and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though Foothill were not Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding Borrowers, Guarantors or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers, Guarantors or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall be under no obligation to provide such information to them. With respect to the Foothill Loans and Agent Advances, Foothill shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" include Foothill in its individual capacity.

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                  17.9 SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

                  17.10 WITHHOLDING TAX. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and Borrowers' Agent:

                                    (i) if such Lender claims an exemption from,
or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                                    (ii) if such Lender claims that interest
paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                                    (iii) such other form or forms as may be
required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrowers' Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                           (b) If any Lender claims exemption from, or reduction
of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns,

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grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers owing to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form 1001 as no longer valid.

                           (c) If any Lender claiming exemption from United
States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

                           (d) If any Lender is entitled to a reduction in the
applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                           (e) If the IRS or any other Governmental Authority of
the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

                  17.11    COLLATERAL MATTERS.

                           (a) The Lenders hereby irrevocably authorize Agent,
at its option and in its sole discretion, to release any Lien on any Collateral and on any "Collateral" of Guarantors (as such quoted term is defined in the Security Agreements and referred to in this Agreement as "Guarantor Collateral")
(i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to Agent that the sale or disposition is permitted under
Section 7 of this Agreement or the other Loan Documents or is a Permitted Disposition or Permitted Supplemental Disposition (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrowers or Guarantors (as applicable) owned no interest at the time the security interest was granted or at any time thereafter; or (iv) constituting property leased to Borrowers or Guarantors (as applicable) under a lease that has expired or is terminated in a transaction

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
permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral or Guarantor Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral and/or Guarantor Collateral, of all of the Lenders, or (z) otherwise, all of the Lenders. Upon request by Agent or Borrowers at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 17.11; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers and Guarantors in respect of) all interests retained by Borrowers and Guarantors, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral or Guarantor Collateral (as applicable).

                           (b) Agent shall have no obligation whatsoever to any
of the Lenders to assure that the Collateral or Guarantor Collateral exists or is owned by Borrowers or Guarantors (as the case may be) or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral and Guarantor Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral and Guarantor Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

                  17.12 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.
(a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrowers or Guarantors or any accounts of Borrowers or Guarantors now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral or Guarantor Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral or Guarantor Collateral.

                           (b) Subject to Section 17.8, if, at any time or times
any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or Guarantor Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by

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
such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

                  17.13 AGENCY FOR PERFECTION. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral or Guarantor Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral or Guarantor Collateral to Agent or in accordance with Agent's instructions.

                  17.14 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to:

                  If to Foothill:   The Chase Manhattan Bank
                                    ABA # 021-000-021
                                    Credit:     Foothill Capital Corporation
                                    Account No. 323-266193
                                    Re:         Anker Coal Group, Inc. and
                                                Subsidiaries

or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

                  17.15 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral and Guarantor Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and Guarantor Collateral and the exercise by Agent or all Lenders, as

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applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

                  17.16 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By signing this Agreement, each Lender:

                           (a) is deemed to have requested that Agent furnish
such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports;

                           (b) expressly agrees and acknowledges that neither
Foothill nor Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                           (c) expressly agrees and acknowledges that the
Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and Guarantors and will rely significantly upon Borrowers' and Guarantors' books and records, as well as on representations of Borrowers' personnel;

                           (d) agrees to keep all Reports and other material,
non-public information regarding Borrowers and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrowers that in any event such Lender may make disclosures (i) to counsel for and other advisors, accountants, and auditors to such Lender, (ii) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (iii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (iv) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrowers' Agent of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

                           (e) without limiting the generality of any other
indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent and any

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such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) Any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrowers to Agent that has not been contemporaneously provided by Borrowers to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof from Borrowers; (y) To the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrowers or Guarantors, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrowers or Guarantors the additional reports or information specified by such Lender, and, upon receipt thereof from Borrowers or Guarantors, Agent promptly shall provide a copy of same to such Lender; and (z) Any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

                  17.17 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 17.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to Borrowers, Guarantors or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

         18.      GENERAL PROVISIONS.

                  18.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrowers, Borrowers' Agent and each member of the Lender Group whose signature is provided for on the signature pages hereof.

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                  18.2 SECTION HEADINGS. Headings and numbers have been set
forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                  18.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                  18.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  18.5 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by Agent, the requisite Lenders, Borrowers' Agent and Borrowers.

                  18.6 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The forgoing shall apply to each other Loan Document mutatis mutandis.

                  18.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrowers, Guarantors or any other guarantor of the Obligations or the transfer by either or both of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers, Guarantors or such other guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                  18.8 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated

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hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                  18.9     APPOINTMENT OF BORROWERS' AGENT.

                           (a) Each Borrower hereby irrevocably appoints Parent
as Borrowers' Agent hereunder, to act in such capacity as agent for such Borrower hereunder. Each Borrower further irrevocably authorizes Borrowers' Agent to take such action on such Borrower's behalf and to exercise such rights and powers hereunder as are delegated to Borrowers' Agent by the terms hereof, together with such rights and powers as are reasonably incidental thereto.

                           (b) Borrowers' Agent is hereby expressly and
irrevocably authorized by each Borrower, without hereby limiting any implied or express authority, (i) to give and receive on behalf of Borrowers all notices and other materials delivered or provided to be delivered by Agent or Lenders to Borrowers or by Borrowers to Agent pursuant to the Loan Documents, (ii) to request Advances, the Term Loan and Letters of Credit on behalf of Borrowers,
(iii) to receive on behalf of and to remit to Borrowers, the proceeds of Advances and of the Term Loan, and (iv) to pay, on behalf of Borrowers, all Obligations at any time due the Lender Group pursuant to the terms of this Agreement.

                           [Remainder of Page Intentionally Left Blank]


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed.

                                   BORROWERS:

                                   ANKER ENERGY CORPORATION,
                                   a Delaware corporation,

                                   By: /s/ MICHAEL M. MATESIC
                                      ------------------------------
                                   Title:  TREASURER

                                   MARINE COAL SALES COMPANY,
                                   a Delaware corporation,

                                   By: /s/ MICHAEL M. MATESIC
                                      ------------------------------
                                   Title:  TREASURER

                                   ANKER WEST VIRGINIA MINING COMPANY, INC., a West Virginia corporation

                                   By: /s/ MICHAEL M. MATESIC
                                      ------------------------------
                                   Title:  TREASURER

                                   PATRIOT MINING COMPANY, INC.
                                   a West Virginia corporation,

                                   By: /s/ MICHAEL M. MATESIC
                                      ------------------------------
                                   Title:  TREASURER

                                   JULIANA MINING COMPANY, INC.,
                                   a West Virginia corporation,

                                   By: /s/ MICHAEL M. MATESIC
                                      ------------------------------
                                   Title:  TREASURER




                       [SIGNATURES CONTINUED ON NEXT PAGE]

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
                   [SIGNATURES CONTINUED FROM PRECEDING PAGE]



                                   VINDEX ENERGY CORPORATION,
                                   a West Virginia corporation

                                   By: /s/ MICHAEL M. MATESIC
                                      ------------------------------
                                   Title:  TREASURER

                                   ANKER VIRGINIA MINING COMPANY, INC.,
                                   a Virginia corporation

                                   By: /s/ MICHAEL M. MATESIC
                                      ------------------------------
                                   Title:  TREASURER


                                   LENDERS:

                                   FOOTHILL CAPITAL CORPORATION,
                                   a California corporation, as Agent and
                                   as a Lender

                                   By: /s/ RHONDA R. FOREMAN
                                      ------------------------------
                                   Title:  S.V.P.


                                   BORROWERS' AGENT:

                                   ANKER COAL GROUP, INC.,
                                   as Borrowers' Agent

                                   By: /s/ MICHAEL M. MATESIC
                                      ------------------------------
                                   Title:  TREASURER


                                       S-2